SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

RUDDICK CORPORATION
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

RUDDICK CORPORATION 301 S. Tryon Street, Suite 1800 Charlotte, North Carolina 28202

December 28, 2009

TO THE SHAREHOLDERS OF
RUDDICK CORPORATION

     The Annual Meeting of the Shareholders of your Company will be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, on Thursday, February 18, 2010 at 10:00 A.M., local time.

     Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about December 28, 2009, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners at the close of business on December 11, 2009. On the date of mailing of the Notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

     You are cordially invited to attend the Annual Meeting of Shareholders in person. Even if you choose to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting by Internet. The Notice will contain instructions to allow you to request copies of the proxy materials to be sent to you by mail. Any proxy materials sent to you will include a proxy card that will provide you with a telephone number you may call to cast your vote, or you may complete, sign and return the proxy card by mail. Your vote is extremely important, and we appreciate you taking the time to vote promptly.

Sincerely,

Thomas W. Dickson
Chairman of the Board of Directors,
President and Chief Executive Officer

RUDDICK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON
FEBRUARY 18, 2010

To our Shareholders:

     The Annual Meeting of the Shareholders of Ruddick Corporation will be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, on Thursday, February 18, 2010, at 10:00 A.M., local time, for the following purposes:

1.	To elect ten (10) directors to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 3, 2010;

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Pursuant to the provisions of the North Carolina Business Corporation Act, December 11, 2009, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and accordingly, only holders of the Company’s Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience by Internet, or request that proxy materials be sent to you by mail. If you request the proxy materials by mail, included therewith will be a proxy card with a telephone number you may call to cast your vote, or you may complete, sign and return the proxy card by mail.

YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE (I) BY INTERNET, (II) REQUEST PROXY MATERIALS BE SENT TO YOU THAT WILL INCLUDE A PROXY CARD WITH A TELEPHONE NUMBER YOU MAY CALL TO CAST YOUR VOTE, OR YOU MAY COMPLETE, SIGN AND RETURN THE PROXY CARD BY MAIL, OR (III) ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

     By order of the Board of Directors.

Douglas J. Yacenda
Secretary
December 28, 2009

RUDDICK CORPORATION
__________________________

PROXY STATEMENT
__________________________

ANNUAL MEETING OF SHAREHOLDERS
to be held on
February 18, 2010

     This statement, first mailed or made available to shareholders on or about December 28, 2009, is furnished in connection with the solicitation by the Board of Directors of Ruddick Corporation (herein called the “Company”) of proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, February 18, 2010, at 10:00 A.M., local time, in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, and at any adjournment or adjournments thereof. The principal executive offices of the Company are located at 301 S. Tryon Street, Suite 1800, Charlotte, North Carolina 28202.

     In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record, the Company is now furnishing proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described herein. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials or vote by telephone, you should follow the instructions for requesting proxy materials included in the Notice.

     It is anticipated that the Notice will be sent to shareholders on or about December 28, 2009. This Proxy Statement and the form of proxy relating to the Annual Meeting will be made available via the Internet to shareholders on the date that the Notice is first sent.

     The proxy may be revoked in writing by the person giving it at any time before it is exercised either by notice to the Secretary or by submitting a proxy having a later date, or it may be revoked by such person by appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted (i) in favor of electing as directors of the Company the ten persons named in this Proxy Statement as nominees, each to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, (ii) in favor of ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 3, 2010 and (iii) in the discretion of the proxy holders on any other matters presented at the Annual Meeting.

     The entire cost of soliciting these proxies will be borne by the Company. In addition to the delivery of the Notice by mail, the Company may request banks, brokers and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s Common Stock (the “Common Stock”) and secure their voting instructions and will reimburse them for their reasonable expenses in so doing. The Company has not engaged a proxy solicitor to solicit proxies from shareholders; however, the Company retains the right to do so if it deems such solicitation necessary. Furthermore, the Company may also use one or more of its regular employees, who will not be specially compensated, to solicit proxies from the shareholders, either in person, by telephone or by special letter.

VOTING SECURITIES

     Pursuant to the provisions of the North Carolina Business Corporation Act, December 11, 2009, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of the Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 48,750,158 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors.

     The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

     If your shares are held in “street name” and you do not give instructions as to how you want your shares voted, the bank, broker or other nominee who holds the Company’s shares on your behalf may, in certain circumstances, vote the shares at its discretion. However, such bank, broker or other nominee is not required to vote the shares of Common Stock and in some instances is prohibited from doing so. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     With respect to “routine” matters, such as the ratification of the appointment of KPMG LLP as the independent registered public accounting firm, a bank, broker or other nominee has authority (but is not required) under the rules of the New York Stock Exchange, to vote a client’s shares if a client does not provide instructions. When a bank, broker or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted “for”, or “against” such routine matters.

     With respect to “non-routine” matters, such as the election of directors, a bank, broker or other nominee is not permitted under the New York Stock Exchange rules to vote its clients’ shares if the clients do not provide instructions. The bank, broker or other nominee will so note on the vote card, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but will not be counted for determining the number of shares voted “for”, “against” or “abstaining” from such non-routine matters.

     Accordingly, if you do not vote your proxy, your brokerage firm, bank or other nominee may either: (i) vote your shares on routine matters and cast a “broker non-vote” on non-routine matters, or (ii) leave your shares unvoted altogether.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the “beneficial ownership” of our common stock by those persons known to the Company to be the beneficial owners of more than five percent of the Common Stock. The information provided for Neuberger Berman Group LLC, Southeastern Asset Management, Inc. and Barclays Global Investors, NA is based solely on the latest Schedule 13G reports each entity had filed with the Securities and Exchange Commission (the “SEC”) as of October 31, 2009. For all other persons the information is provided as of October 31, 2009. The nature of beneficial ownership of the shares included is presented in the notes following the table.

	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned (1)	of Class
T. Rowe Price Trust Company (2)	4,944,521	10.2%
Trustee of the Ruddick Retirement and Savings Plan
Post Office Box 89000
Baltimore, Maryland 21289
Neuberger Berman Group LLC (3)	4,763,681	9.8%
605 Third Avenue
New York, NY 10158
Southeastern Asset Management, Inc. (4)	3,156,538	6.5%
Longleaf Partners Small-Cap Fund
6410 Poplar Avenue, Suite 900
Memphis, Tennessee 38119
Barclays Global Investors, NA (5)	2,480,947	5.1%
400 Howard Street
San Francisco, CA 94105
____________________

(1)	“Beneficial Ownership” for purposes of the table, is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	T. Rowe Price Trust Company, in its capacity as directed trustee, votes shares held by the Ruddick Retirement and Savings Plan (the “RRSP”) that have been allocated to individual accounts in accordance with the participants’ instructions and does not vote allocated shares as to which no instructions are received.

(3)	Neuberger Berman Group LLC (“NBG”) reported in its Schedule 13G/A filed with the SEC on June 11, 2009 that it had beneficial ownership of 4,763,681 shares, together with its affiliates Neuberger Berman LLC, Neuberger Berman Group LLC. Neuberger Berman Group LLC had sole power to vote over 30,387 shares, shared power to vote over 3,970,202 shares and shared power to dispose over 4,763,681 shares. Neuberger Berman LLC, a subsidiary of NBG, had sole power to vote over 30,387 shares, shared power to vote over 3,970,202 shares and shared power to dispose over 4,763,681 shares. Neuberger Berman Management LLC, a subsidiary of NBG, had shared power to vote and shared power to dispose over 3,970,202 shares. Neuberger Berman Equity Funds, had shared power to vote and shared power to dispose over 3,956,002 shares.

(4)	Southeastern Asset Management, Inc. (“Southeastern”), an investment advisor registered under the Investment Advisors Act of 1940, stated in its Schedule 13G/A filed with the SEC on February 6, 2009 that it had shared power to vote and shared power to dispose over 3,107,459 shares with its client, Longleaf Partners Small-Cap Fund, an investment company registered under the Investment Company Act of 1940. Southeastern had sole power to dispose over 49,079 shares.

(5)	Barclays Global Investors, NA (“Barclays Investors”) reported in its Schedule 13G/A filed with the SEC on February 5, 2009, that it had beneficial ownership of 2,480,947 shares, collectively with its affiliates, Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, LTD (“Barclays LTD”), Barclays Global Investors Japan Limited (“Barclays Japan Limited”), Barclays Global Investors Canada Limited (“Barclays Canada”), Barclays Global Investors Australia Limited (“Barclays Australia”) and Barclays Global Investors (Deutschland) AG (“Barclays AG”). Barclays Investors had sole power to vote over 865,160 shares and sole power to dispose over 1,012,111 shares. Barclays Advisors had sole power to vote over 1,221,135 shares and sole power to dispose over to 1,442,147 shares. Barclays LTD had sole power to dispose over 26,688 shares. Barclays Japan had sole power to vote and dispose over 1 share.

PROPOSAL 1

ELECTION OF DIRECTORS

     Under the Company’s Bylaws, the Board of Directors of the Company shall consist of not less than nine nor more than thirteen members, which number shall be fixed and determined from time to time by resolution of the Board of Directors. The number of directors currently is fixed at eleven, however, by resolution of the Board of Directors, upon the retirement of Mr. Alan T. Dickson as of the opening of the Annual Meeting, the number of directors will be reduced to ten. All of the members of Board of Directors will be elected annually to serve one year terms. At the Annual Meeting the shareholders will elect all ten members of the Board of Directors.

     The Board of Directors has nominated the ten persons listed herein to be elected as directors at the Annual Meeting, each for a term of one year. All of the nominees are currently members of the Board of Directors. Mr. Alan T. Dickson is retiring from the Board of Directors effective as of the opening of the Annual Meeting.

     It is intended that the persons named as proxies in the accompanying form of proxy will vote to elect as a director each of the ten nominees listed herein, each to serve until the 2011 Annual Meeting of Shareholders or until such nominee’s successor shall be elected and qualified to serve, in each case unless authority to so vote is withheld. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy.

     Once a quorum is present at the Annual Meeting, director nominees will be elected by a plurality of the votes cast. This means that the director nominee with the most votes for a particular seat on the Board of Directors is elected for that seat. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

     Votes withheld from director nominees do not technically have the effect of an “against” vote with respect to the election of directors. However, in accordance with the Company’s Corporate Governance Guidelines, each nominee for election to the Board of Directors has agreed in writing that if he or she receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), that he or she will, with no further action, immediately resign from the Board of Directors, effective upon acceptance of the resignation by the Board of Directors after its receipt of the recommendation of the Corporate Governance & Nominating Committee. Abstentions and broker non-votes are not considered “withheld” votes.

     If a nominee is the subject of a Majority Withheld Vote, the Corporate Governance & Nominating Committee will promptly consider the resignation, and consider a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board of Directors. The Board of Directors then will decide whether or not to accept the resignation at its next regularly scheduled Board of Directors meeting, or, if a regularly scheduled meeting will not occur within 100 days of the date the election is certified by the inspector of elections, the Board of Directors will hold a special meeting to consider the matter.

     Thereafter, the Board of Directors will promptly disclose the explanation of its decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

     A director who is the subject of a Majority Withheld Vote will not participate in the Corporate Governance & Nominating Committee’s recommendation or the Board of Directors action regarding whether to accept (i) such director’s resignation or (ii) the resignation of any other director who is then also the subject of a Majority Withheld Vote.

The Board of Directors recommends that the shareholders vote to elect all of the nominees as directors.

     Set forth herein is the name of each nominee for election to the Board of Directors, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which such person is employed, if any, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940.

Nominees for Election as Directors

     JOHN R. BELK, age 50, has been President and Chief Operating Officer of Belk, Inc., retail merchants, since May 2004. Prior to that time, he served as President - Finance, Systems and Operations of Belk, Inc. from May 1998 to May 2004. Mr. Belk is also the Chairman of the Board of Trustees of Novant Health, Inc. He has been a director of the Company since 1997 and also serves as a director of Belk, Inc.

     JOHN P. DERHAM CATO, age 59, has been the Chairman, President and Chief Executive Officer of The Cato Corporation, a specialty apparel retailer, since January 2004. Prior to that time, Mr. Cato was the President, Vice Chairman of the Board and Chief Executive Officer of The Cato Corporation from May 1999 to January 2004. Mr. Cato has been a director of the Company since November 2002 and also serves as a director of The Cato Corporation.

     THOMAS W. DICKSON, age 54, is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and has been Chairman of the Board of Directors since March 2006 and President and principal executive officer since February 1997. Before his election as President, he served as Executive Vice President of the Company from February 1996 to February 1997. Prior to that time, from February 1994 to February 1996 he served as President of, and from February 1991 to February 1994 he served as Executive Vice President of, American & Efird, Inc., a wholly owned subsidiary of the Company and one of the world’s largest global manufacturers and distributors of industrial sewing thread, embroidery thread and technical textiles. He has been a director of the Company since 1997.

     JAMES E. S. HYNES, age 69, was the Chairman of the Board of Hynes Inc., a manufacturer’s representative, from September 1986 until October 2000. He has been a director of the Company since 1983.

     ANNA SPANGLER NELSON, age 47, has been Chairman and Executive Vice President of C.D. Spangler Construction Co., a company involved in real estate and investment activities, since January 2005, and prior to that time, she was President of C.D. Spangler Construction Co. from August 1997 to December 2004. Ms. Nelson has also been a general partner of the Wakefield Group, a venture capital company, since September 1988 and has served as Chairman and Executive Vice President of Golden Eagle Industries, Inc., a private investment company, since January 2005. Ms. Nelson has been a director of the Company since 1998.

     BAILEY W. PATRICK, age 48, has been the President of Bissell Patrick LLC, a company involved in commercial real estate, brokerage and development, since September 1998. Mr. Patrick has been a director of the Company since August 2003 and serves as a director of The Cato Corporation.

     ROBERT H. SPILMAN, JR., age 53, has been the President and Chief Executive Officer of Bassett Furniture Industries, Incorporated, a furniture manufacturer and distributor, since March 2000. Mr. Spilman has been a director of the Company since August 2002 and also serves as a director of Bassett Furniture Industries, Incorporated.

     HAROLD C. STOWE, age 63, has been the managing member of Stowe-Monier Management, LLC, a venture capital management company since August 2008. Prior to that time, he served as the Interim Dean of Development at the Wall College of Business Administration of Coastal Carolina University from June 2007 to

August 2008. Prior to that time, Mr. Stowe was the President and Chief Executive Officer of Canal Holdings, LLC, a real estate and asset management company, from October 2001 to March 2006. Prior to that time, he was the President and Chief Executive Officer of Canal Industries, Inc., a forest products company, from March 1997 until October 2001. Mr. Stowe is also the Chairman of the Board of the Waccamaw Community Foundation and the South Carolina Education Oversight Committee. Mr. Stowe has been a director of the Company since 1998 and also serves as a director of SCANA Corporation.

     ISAIAH TIDWELL, age 64, was the Georgia Wealth Management Director and Executive Vice President of Wachovia Bank, N.A. from September 2001 to February 2005. Prior to that time, he served as the President, Georgia Banking, of Wachovia Bank from July 1999 to September 2001. Mr. Tidwell has been a director of the Company since 1999 and also serves as a director of Lance, Inc. and Lincoln National Corporation.

     WILLIAM C. WARDEN, JR., age 57, was the Executive Vice President, Administration, of Lowes Companies, Inc. from February 1996 to February 2003. Mr. Warden has been a director of the Company since February 2008 and also serves as a director of Bassett Furniture Industries, Incorporated.

     Thomas W. Dickson is the nephew of Alan T. Dickson. No other director has a family relationship as close as first cousin with any other executive officer, director or nominee for director of the Company.

Directors’ Fees and Attendance

     Effective September 29, 2008, the Company compensated each director who was not an employee of the Company or its subsidiaries via an annual fee in the amount of $34,000 for services as a director, plus a meeting fee for each Board of Directors or committee meeting attended. The meeting fee was $2,000 per meeting in the fiscal year ended September 27, 2009. The Chairman of the Audit Committee was paid an annual fee of $6,000 in addition to the fees described herein.

     Pursuant to the Ruddick Corporation Director Deferral Plan (the “Deferral Plan”), non-employee directors of the Company may generally defer the payment of the annual fee and/or board meeting fees. The fees deferred by a director are converted into stock units and credited to the director’s account as of the date such fees would have otherwise been paid to the director (the “Valuation Date”). The account of a director is credited with a number of stock units equal to the number of whole and fractional shares of Common Stock which the director would have received with respect to such fees if the fees had been paid in Common Stock, determined by dividing such fees by the average of the high and low sale price (“Average Price”) of a share of Common Stock on the Valuation Date. Director’s accounts are equitably adjusted for the amount of any dividends, stock splits or applicable changes in the capitalization of the Company. The Company uses a non-qualified trust to purchase and hold the Common Stock to satisfy the Company’s obligation under the Deferral Plan, and the directors are general creditors of the Company in the event the Company becomes insolvent. Upon termination of service as a director or in the event of death, the number of stock units in the director’s account are delivered and paid in the form of whole shares of Common Stock to the director or a designated beneficiary, plus the cash equivalent for any fractional shares.

     Pursuant to the provisions of the Company’s equity incentive plans, the Company has automatically granted to each new non-employee director upon his or her initial election as director a ten-year option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the Average Price of the Common Stock on the date of grant of the option. These options are immediately vested on the date of the director’s election.

     In addition to the compensation discussed herein, the Company grants other incentive awards to its non-employee directors from time to time. At the meeting of the Board of Directors held on November 20, 2008 each of John R. Belk, John P. Derham Cato, Alan T. Dickson, James E. S. Hynes, Anna Spangler Nelson, Bailey W. Patrick, Robert H. Spilman, Jr., Harold C. Stowe, Isaiah Tidwell and William C. Warden, Jr., constituting all of the non-employee directors of the Company at the time of the meeting, were credited with a discretionary

Company contribution of $14,000 which was paid into the Director Deferral Plan and converted into stock units, as described herein. The Company also provides $100,000 of term life insurance coverage for each non-employee director and certain perquisites as disclosed in the footnotes to the following table.

Director Compensation for 2009(1)

					Change in
	Fees				Pension Value
	Earned				and
	or			Non-Equity	Nonqualified	All
	Paid in	Stock	Option	Incentive Plan	Deferred	Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)(2)	($)	Earnings	($)(3)	($)
John R. Belk	58,000	—	—	—	—	118	58,118
John P. Derham Cato	72,000	—	—	—	—	118	72,118
Alan T. Dickson	58,000	—	—	—	—	47,842	105,842
James E. S. Hynes	58,000	—	—	—	—	118	58,118
Anna Spangler Nelson	72,000	—	—	—	—	118	72,118
Bailey W. Patrick	60,000	—	—	—	—	118	60,118
Robert H. Spilman, Jr.	58,000	—	—	—	—	118	58,118
Harold C. Stowe	76,000	—	—	—	—	118	76,118
Isaiah Tidwell	58,000	—	—	—	—	118	58,118
William C. Warden, Jr.	72,000	—	—	—	—	118	72,118
____________________

(1)

Thomas W. Dickson, the Company’s Chairman, President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Dickson as an employee of the Company is shown in the Summary Compensation Table for 2009 provided herein.

(2)

The FAS 123(R) expense is recognized in the year of grant due to the options being 100% vested upon grant. Options are currently granted only upon initial election or appointment as director. The outstanding stock options for each director as of September 27, 2009 were as follows:

Outstanding Stock Option Awards
at Fiscal Year-End for 2009

Name	Number
John R. Belk	7,000
John P. Derham Cato	12,000
Alan T. Dickson	4,000
James E. S. Hynes	8,000
Anna Spangler Nelson	8,000
Bailey W. Patrick	12,000
Robert H. Spilman, Jr.	14,000
Harold C. Stowe	8,000
Isaiah Tidwell	7,000
William C. Warden, Jr.	10,000
____________________

(3)

Perquisites and personal benefits were less than $10,000 in aggregate for each director who served during the fiscal year ended September 27, 2009, other than Alan T. Dickson. The Company paid premiums of $118 for term life insurance for each of the directors. In addition, the perquisites and personal benefits received by Alan T. Dickson included $47,418, related to personal use of the Company’s aircraft, and benefits of $306, related to International SOS travel services.

     The Board of Directors held four (4) meetings during the Company’s fiscal year ending September 27, 2009 (“Fiscal 2009”). Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which they served during Fiscal 2009.

Committees of the Board

     As of September 27, 2009, the Company’s Board of Directors had the following standing committees: (i) the Audit Committee, whose current members are Harold C. Stowe (Chair), John P. Derham Cato, Anna Spangler Nelson and William C. Warden, Jr.; (ii) the Compensation Committee, whose current members are James E. S. Hynes (Chair), John R. Belk, John P. Derham Cato and Bailey W. Patrick; (iii) the Corporate Governance & Nominating Committee, whose current members are Robert H. Spilman, Jr. (Chair), Anna Spangler Nelson, Bailey W. Patrick and William C. Warden, Jr.; and (iv) the Retirement Benefits Committee, whose current members are John R. Belk (Chair), Alan T. Dickson and Isaiah Tidwell. Included is a description of each committee of the Board of Directors.

     Audit Committee: The Audit Committee discharges the Board of Director’s responsibility relating to the oversight of (i) the integrity of the financial statements and internal controls of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the outside auditor’s independence and qualifications, and (iv) the performance of the Company’s internal audit function and outside auditors. The Audit Committee, among other things, is responsible for the appointment, compensation and oversight of the independent auditors and reviews the financial statements, audit reports, internal controls and internal audit procedures. Each member of the Audit Committee has been determined to be an independent director, in accordance with the independence requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee was established in accordance with Section 3(a)(58)A of the Exchange Act. The Audit Committee met seven (7) times during Fiscal 2009.

     Compensation Committee: The Compensation Committee assesses the Company’s overall compensation programs and philosophies. Among other things, it and the Chairman of the Corporate Governance & Nominating Committee approve the goals and objectives relevant to the Chief Executive Officer’s compensation and recommend to the independent members of the Board of Directors for their approval, the salary, incentive compensation and equity compensation of the Chairman of the Board of Directors, President and Chief Executive Officer. In addition, the Compensation Committee recommends to the Board of Directors for its approval, the salaries, incentive compensation and equity compensation for other executive officers. The Compensation Committee also reviews the salaries and incentive compensation for other holding company officers and key employees of the Company’s subsidiaries other than the executive officers of the Company. In addition, the Compensation Committee approves the annual bonus criteria under the Ruddick Corporation Cash Incentive Plan and the Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (the “Addendum”). The Compensation Committee grants restricted stock to the employees of the Company and its subsidiaries, other than the executive officers of the Company, pursuant to the Company’s equity incentive plans and reports such actions to the Board of Directors. The Compensation Committee may delegate any of its powers or duties to the chairperson of the Compensation Committee or any subcommittee, other than as prohibited by law. Each member of the Compensation Committee has been determined to be an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Compensation Committee met one (1) time during Fiscal 2009, for more information see the “Report of the Compensation Committee” appearing elsewhere in this Proxy Statement.

     Corporate Governance & Nominating Committee: The Corporate Governance & Nominating Committee identifies, reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance & Nominating Committee monitors and evaluates the performance of the directors, individually and collectively. The Corporate Governance & Nominating Committee also reviews and makes recommendations to the full Board of Directors regarding changes in the number, chairperson, composition or responsibilities of each of the committees of the Board of Directors and also reviews the committee charters. The Corporate Governance & Nominating Committee periodically reviews the Company’s Corporate Governance Guidelines and recommends changes to the Board of Directors. Each member of the Corporate Governance & Nominating Committee has been determined to be an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Corporate Governance & Nominating Committee met one (1) time during Fiscal 2009. The Corporate Governance & Nominating Committee will consider nominations for directors from shareholders. A more detailed discussion regarding the process for nominating potential director candidates is included elsewhere in this Proxy Statement under the heading “Corporate Governance Matters - Process for Nominating Potential Director Candidates”.

     Retirement Benefits Committee: The Retirement Benefits Committee has the overall responsibility and authority for Company retirement plans. The Retirement Benefits Committee met one (1) time during Fiscal 2009.

Beneficial Ownership of Company Stock

     The following table presents information regarding the beneficial ownership of the Common Stock, within the meaning of applicable securities regulations, of all current directors and all nominees for director of the Company and the executive officers named in the Summary Compensation Table for 2009 included herein, and of such directors and executive officers of the Company as a group, all as of October 31, 2009. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

	Shares of
	Common Stock
	Beneficially		Percent
Name	Owned (1)(2)		of Class
John R. Belk	12,529	(3)	*
John P. Derham Cato	12,000	(4)	*
Alan T. Dickson	1,804,612	(5)	3.7%
Thomas W. Dickson	370,545	(6)	*
James E. S. Hynes	14,780	(7)	*
Fred A. Jackson	121,309	(8)	*
Frederick J. Morganthall, II	42,370	(9)	*
Anna Spangler Nelson	31,000	(10)	*
Bailey W. Patrick	12,000	(4)	*
Robert H. Spilman, Jr.	14,040	(11)	*
Harold C. Stowe	8,000	(7)	*
Isaiah Tidwell	7,000	(3)	*
William C. Warden, Jr.	10,000	(12)	*
John B. Woodlief	100,461	(13)	*
All directors and executive officers as a group
(14 persons)	2,560,646	(14)	5.2%
____________________

*	Less than 1%

(1)

The table includes shares allocated under the RRSP to individual accounts of those named persons and group members who participate in the plan, the voting of which is directed by such named persons or group members, as appropriate.

(2)

In accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, the table does not include shares of Common Stock that are deliverable in connection with the Deferral Plan. Pursuant to the Deferral Plan, distributions under the Deferral Plan are paid in the form of Common Stock ninety days following the date of termination of service as a director. As of October 31, 2009, the Company was authorized to deliver up to 500,000 shares of Common Stock pursuant to the Deferral Plan and has delivered 18,278 shares to the participating non-employee directors who have left the Board of Directors. Additionally there were 107,366 stock units reserved under the Deferral Plan for delivery to the current participating non-employee directors. A more detailed discussion regarding the Deferral Plan is included elsewhere in this Proxy Statement under the heading “Election of Directors – Directors’ Fees and Attendance”. The number of stock units that have been credited to each of the participating non-employee directors as of October 31, 2009 is set forth herein:

Stock Units Credited Under
Name	Deferral Plan
John R. Belk	16,211
John P. Derham Cato	12,703
Alan T. Dickson	2,160
James E. S. Hynes	6,342
Anna Spangler Nelson	19,127
Bailey W. Patrick	10,292
Robert H. Spilman, Jr.	9,245
Harold C. Stowe	16,435
Isaiah Tidwell	13,121
William C. Warden, Jr.	1,730
Total	107,366
____________________

(3)	Includes 7,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(4)	Represents 12,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(5)	Includes 710,002 shares of Common Stock owned of record and beneficially by Alan T. Dickson as to which he has sole voting and investment power; 4,000 shares of Common Stock that may be acquired upon the exercise of stock options that are currently exercisable as to which he would have sole voting and investment power on acquisition; and 1,090,610 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power.

(6)	Includes 231,728 shares owned of record and beneficially by Thomas W. Dickson, as to which he has sole voting and investment power; 10,854 shares allocated to his RRSP account, as to which he has sole voting power, but no investment power except to the extent diversification of such shares is permitted by the plan; 10,676 shares held as custodian for his minor children, as to which he has sole voting and investment power; 57,126 shares of restricted stock, as to which he has sole voting power, but no investment power; 11,250 performance shares that will be settled via restricted stock within sixty days of October 31, 2009, upon the issuance of which he will have sole voting, but no investment power; and 48,911 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2009, as to which he would have sole voting and investment power upon acquisition.

(7)	Includes 8,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(8)	Includes 50,957 shares owned of record and beneficially by Mr. Jackson, as to which he has sole voting and investment power and all of which are pledged by Mr. Jackson as security; 20,992 shares allocated to his RRSP account, as to which he has sole voting power, but no investment power except to the extent diversification of such shares is permitted by the plan; 12,600 shares of restricted stock, as to which he has sole voting power, but no investment power; and 36,760 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2009, as to which he would have sole voting and investment power upon acquisition.

(9)	Includes 2,233 shares owned of record and beneficially by Mr. Morganthall, as to which he has sole voting and investment power; 30,887 shares of restricted stock, as to which he has sole voting power, but no investment power; 6,250 performance shares that will be settled via restricted stock within sixty days of October 31, 2009, upon the issuance of which he will have sole voting, but no investment power; and 3,000 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2009, as to which he would have sole voting and investment power upon acquisition.

(10)	Includes 12,000 shares owned of record and beneficially by Ms. Nelson as to which she has sole voting and investment power; 7,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which she would have sole voting and investment power upon acquisition; and 12,000 shares owned by a corporation with respect to which she has shared voting and investment power and is deemed the beneficial owner.

(11)	Includes 14,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Spilman would have sole voting and investment power upon acquisition.

(12)	Represents 10,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(13)	Includes 9,415 shares owned of record and beneficially by Mr. Woodlief, as to which he has sole voting and investment power; 54,356 shares that may be acquired by Mr. Woodlief upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2009, as to which he would have sole voting and investment power upon acquisition; and 1,799 shares allocated to his RRSP account, as to which he has sole voting power, but not investment power except to the extent diversification of such shares is permitted by the plan; 29,226 shares of restricted stock, as to which he has sole voting power, but no investment power; and 5,625 performance shares that will be settled via restricted stock within sixty days of October 31, 2009, upon the issuance of which he will have sole voting, but no investment power.

(14)	Includes (i) 1,039,360 shares owned of record and beneficially as to which such persons have sole voting and investment power; (ii) 232,027 shares that may be acquired by such persons upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 2009, as to which such persons would have sole voting and investment power upon acquisition; (iii) 1,102,610 shares as to which they have shared voting and investment power; (iv) 129,879 shares of restricted stock, as to which such persons have sole voting power, but no investment power; (v) 23,125 performance shares that will be settled via restricted stock within sixty days of October 31, 2009, upon the issuance of which such persons will have sole voting, but no investment power; and (vi) 33,645 shares allocated to their RRSP account, as to which they have sole voting power, but no investment power except to the extent diversification of such shares is permitted by the plan.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines and Committee Charters

     In furtherance of its longstanding goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors of the Company has approved Corporate Governance Guidelines. The Corporate Governance Guidelines contain general principles regarding the functions of the Company’s Board of Directors. The Corporate Governance Guidelines are available on the Company’s website at www.ruddickcorp.com and print copies are available to any shareholder that requests a copy. In addition, committee charters for the Company’s Audit Committee, Compensation Committee and Corporate Governance & Nominating Committee are also included on the Company’s website and print copies are available to any shareholder that requests a copy.

Director Independence

     For a director to be considered independent under the listing standards of the New York Stock Exchange, the Board of Directors must affirmatively determine that the director has no direct or indirect “material relationship” with the Company, other than as a director. In accordance with the New York Stock Exchange listing standards, the Board of Directors has adopted categorical standards to assist it in making independence determinations. The categorical standards set forth below and available on the Company’s website at www.ruddickcorp.com, specify certain relationships that may exist between the Company and a director, each of which is deemed not to be a “material relationship” and therefore will not, alone, prevent a director from being considered “independent”.

  Prior Employment. The director was an employee of the Company or one of its operating subsidiaries, or his or her immediate family member was an executive officer of the Company, and over five years have passed since such employment ended.

  Prior Relationship with the Company’s Auditors. A director or immediate family member was an employee or partner of the Company’s independent auditor, and over three years have passed since such employment, partner or auditing relationship ended.

  Current Employment. An immediate family member of a director is employed by the Company, one of its operating subsidiaries or another entity in a non-officer position, or by the Company’s independent auditor not as a partner and not participating in the firm’s audit, assurance or tax compliance practice.

  Interlocking Directorships. A director was employed, or his or her immediate family member was employed, as an executive officer of another company, during a time in which any of the Company’s executive officers served on that other company’s compensation committee, and over three years have passed since such service or employment relationship ended.

  Business Relationships. A director was an executive officer or an employee, or his or her immediate family member was an executive officer, of another company that made payments to, or received payments from, the Company or its operating subsidiaries for property or services in an amount which, in each of the preceding three fiscal years, was less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

  Charitable Contributions. A director was an executive officer of a charitable organization that received contributions from the Company or its operating subsidiaries in an amount which, in each of the preceding three fiscal years, was less than the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

     After considering these categorical standards, the listing standards of the New York Stock Exchange and all other relevant facts and circumstances, including commercial or charitable relationships between the directors and the Company, the Board of Directors has determined that all of its members meet the Company’s categorical independence standards, meet the independence requirements of the New York Stock Exchange and are independent except for Alan T. Dickson and Thomas W. Dickson. In connection with its independence evaluation, the Board of Directors considered the transactions involving the Company and Mr. Spilman. Mr. Spilman is the President and Chief Executive Officer of Bassett Furniture Industries, which is a customer of American & Efird, Inc., a subsidiary of the Company. The Board of Directors’ categorical standards for determining director independence are also available on the Company’s website previously referenced.

Audit Committee Financial Expert

     The Board of Directors has determined that at least one member of the Audit Committee, Harold C. Stowe, is an audit committee financial expert. Mr. Stowe is “independent” as that term is defined in the New York Stock Exchange Listed Company Manual.

Executive Sessions of Non-Management Directors

     Non-management directors meet without management present at regularly scheduled executive sessions. In addition, to the extent that, from time to time, the group of non-management directors includes directors that are not independent, at least once a year there is a scheduled executive session including only independent directors. The Chairman of the Corporate Governance & Nominating Committee presides over meetings of the non-management or independent directors. Shareholders and other interested parties may communicate directly with any of the directors, including the independent or non-management directors as a group, by following the procedures set forth herein under the caption “Shareholder and Interested Party Communications with Directors.”

Code of Ethics and Code of Business Conduct and Ethics

     The Company has adopted a written Code of Ethics (the “Code of Ethics”) that applies to the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, Vice President-Finance and Chief Financial Officer and Vice President and Treasurer. The Company has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all employees, officers and directors of the Company as well as any subsidiary company officers that are executive officers of the Company. Each of the Company’s operating subsidiaries maintains a code of ethics tailored to their businesses. The Code of Ethics and Code of Conduct are available on the Company’s website previously referenced under the “Corporate Governance” caption, and print copies are available to any shareholder that requests a copy. Any amendments to the Code of Ethics or Code of Conduct, or any waivers of the Code of Ethics or any waiver of the Code of Conduct for directors or executive officers, will be disclosed on the Company’s website promptly following the date of such amendment or waiver. Information on the Company’s website, however, does not form a part of this Proxy Statement.

Majority Vote Policy for Director Elections

     The Company’s Corporate Governance Guidelines provide that if a director receives a Majority Withheld Vote, that he or she will, with no further action, immediately resign from the Board of Directors, effective upon acceptance of the resignation by the Board of Directors. Abstentions and broker non-votes are not considered “withheld” votes. Please see the discussion of the Majority Withheld Vote policy contained in Proposal 1.

Shareholder and Interested Party Communications with Directors

     Shareholders and other interested parties may communicate directly with the entire Board of Directors, any committee of the Board of Directors, the Chair of any committee, any individual director, the independent or non-management directors, as a group, or any other group of directors by writing to: Ruddick Corporation Board of Directors, c/o Secretary of the Corporation, 301 S. Tryon Street, Suite 1800, Charlotte, North Carolina 28202. Each such communication should specify the applicable addressee(s). The Company’s Board of Directors has instructed the Secretary to forward these communications to the addressee, and if no specific addressee is listed, to the Chairman of the Board of Directors.

Attendance at Annual Meeting

     The Company believes that the Annual Meeting is an opportunity for shareholders to communicate directly with our directors. Consequently, each director is encouraged to attend the Annual Meeting of Shareholders. Ten of the Company’s eleven directors attended the 2009 Annual Meeting of Shareholders.

Process for Nominating Potential Director Candidates

     The Corporate Governance & Nominating Committee is responsible for identifying and screening potential director candidates and recommending qualified candidates to the full Board of Directors for nomination. Director nominees are recommended to the Board of Directors annually by the Corporate Governance & Nominating Committee for election by the shareholders. As described in the Company’s Corporate Governance Guidelines, which are available at the Company’s website previously referenced, nominees for director will be selected on the basis of outstanding achievement in their personal careers, wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment and willingness to devote adequate time to Board of Directors’ duties. The Corporate Governance & Nominating Committee reviews the background and qualifications of each nominee to determine such nominee’s experience, competence and character and shall assess such nominee’s potential contribution to the Board of Directors, taking into account the then-existing composition of the Board of Directors and such other matters as the Corporate Governance & Nominating Committee deems appropriate. Nominees recommended by shareholders will be analyzed by the Corporate Governance & Nominating Committee in the same manner as nominees that are otherwise considered by the committee. Any recommendation submitted by a shareholder to the Corporate Governance & Nominating Committee must comply in all respects with Article III, Section 12, of the Company’s Bylaws, which generally requires that such recommendation be in writing and include the shareholder’s name and address; number of shares of each class of capital stock owned by the shareholder; the potential candidate’s name, resumé and biographical information; and any material interest, direct or indirect, that the shareholder may have in the election of the potential candidate to the Board of Directors. Article III, Section 12, of the Bylaws also requires that any such shareholder recommendation be received by the Company in accordance with the timeframe described under the caption “Shareholder Proposals”. A copy of the Company’s Bylaws is available upon request to: Ruddick Corporation, 301 South Tryon Street, Suite 1800, Charlotte, North Carolina 28202, Attention: Secretary of the Corporation.

     All nominees for election to the Board of Directors have been recommended by the Corporate Governance & Nominating Committee. All such nominees are current directors standing for re-election.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended September 27, 2009.

SUBMITTED BY THE COMPENSATION COMMITTEE

John R. Belk
John P. Derham Cato
James E. S. Hynes
Bailey W. Patrick

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

     The primary objective of the Company’s executive compensation program is to enhance shareholder value in the Company while attracting, retaining and rewarding highly qualified executives. Accordingly, the Company’s executive compensation program encourages management to produce strong financial performance by tying corporate and individual performance to compensation levels. The Company’s executive compensation program consists generally of annual base salary, annual cash incentive bonuses, long-term equity incentive compensation, such as stock options, restricted stock and performance share grants, and other benefits.

     The Company’s practice is to provide incentives through its compensation program that promote both the short-term and long-term financial objectives of the Company and its subsidiaries. Achievement of short-term objectives is rewarded through base salary and annual cash incentive bonuses, while long-term equity incentive awards encourage management to focus on the Company’s long-term goals and success. Both annual cash incentive bonuses and a substantial portion of long-term equity incentive compensation are performance-based. These incentives are based on financial objectives of importance to the Company, including operating profit percentage and net operating profit after tax return on invested capital. The Company’s compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is at risk and tied to performance of the Company and its subsidiaries, as applicable. The percentage of an executive’s compensation that is tied to performance increases as the Company’s profit performance and rate of return increases.

Compensation Setting Process

     The Compensation Committee is responsible for setting total compensation for executives of the Company and for overseeing the Company’s various executive compensation plans and the overall management of the compensation program. Periodically, the Compensation Committee obtains independent and impartial advice from external compensation consulting firms and industry surveys and resources in executing its responsibilities. In prior fiscal years the Compensation Committee had engaged Mercer to act as its independent compensation consultant. For Fiscal 2009 the Compensation Committee did not retain the services of a compensation consultant and instead relied on information provided to the Compensation Committee from prior fiscal years by the compensation consultant, along with other market information the Compensation Committee considered relevant.

     As a starting point for determining the total annual compensation levels for executives, the Compensation Committee considers various published broad-based third party surveys of the annual compensation of wholesale and retail food companies as well as other retail companies including drug store, convenience, mass merchandising and specialty retail (the “Compensation Surveys”). The companies surveyed generally include (i) companies that operate in the specific industries in which the Company’s subsidiaries operate, (ii) regional companies that are comparable in size to the Company and (iii) other companies with which the Company believes it competes for its top executives. For example, one survey covers 194 companies in the retail sector including big box stores, grocery, drug and convenience stores, outlet stores, restaurants, department and specialty stores, while a second survey covers 96 companies in the retail sector, and a third survey covers 35 wholesale and retail food companies. The Compensation Surveys generally provide information on what companies paid their executives in terms of base salary and annual incentives, the target annual compensation the executives could have received upon attainment of certain goals, the value and composition of long term incentives companies granted to executives, and long term incentives and annual incentives as a percentage of base salary. While the Compensation Committee believes the Compensation Surveys are valuable, it does not use the Compensation Surveys as a benchmark to set executive compensation. The Compensation Committee does not believe it is appropriate to tie executive compensation directly to the compensation awarded by other companies or to a particular survey or group of surveys. Instead the Compensation Committee uses the Compensation Surveys as an informational tool to assist the Compensation Committee in the compensation setting process, because the Compensation Surveys provide the Compensation Committee with a general understanding of current compensation practices. More specifically, the Compensation Committee uses the Compensation Surveys as a guideline by which to compare the overall compensation of its own executives to the executives of other companies in similar sectors. The goal of the Compensation Committee is to have the executives receive an overall compensation in line with companies that have achieved performance similar to that of the Company. The Compensation Surveys give the Compensation Committee a better understanding of the market for executive compensation and give a comparison of the compensation granted by the Compensation Committee to what executives at other companies received, and to confirm that the Compensation Committee was achieving its goal of having the Company’s executives receive an overall compensation in line with companies that have achieved performance similar to that of the Company.

     The Compensation Committee reviews applicable market information and the Compensation Surveys relating to all elements of compensation paid to each of the four named executive officers listed in the Summary Compensation Table for 2009, which we refer to as “NEOs”. In its annual review of executive compensation, the Compensation Committee meets with the Company’s Chief Executive Officer with regard to the compensation packages of the Company’s executive officers other than the Chief Executive Officer. The Chief Executive Officer recommends any compensation adjustments for these officers to the Compensation Committee for its review, with changes in compensation being based upon the Compensation Surveys, the individual’s performance, the performance of the Company or its subsidiaries, as applicable, and the individual’s level of responsibility. The Compensation Committee accepts, rejects or modifies the Chief Executive Officer’s recommendations at its discretion. The Compensation Committee then makes a recommendation to the Board of Directors for its approval. The Compensation Committee, along with the Chairman of the Corporate Governance & Nominating Committee, performs the annual evaluation of the Chief Executive Officer. The compensation for the Chief Executive Officer is approved by the independent directors upon the recommendation of the Compensation Committee.

     The Compensation Committee believes that historically the Company’s NEOs overall compensation has lagged behind the executives of companies that have achieved performance similar to that of the Company. It is the Compensation Committee’s philosophy to generally match NEO compensation to performance relative to other industry participants over the long-term even though there may be disparities from year to year, and the Compensation Committee is committed to achieving overall compensation in line with this philosophy. For Fiscal 2009, using the information provided to the Compensation Committee and other relevant factors such as the Compensation Surveys, the Company’s historical compensation practices and an NEO’s length of service with the Company, the Compensation Committee determined the appropriate mix of short-term and long-term compensation for the Chief Executive Officer and, based upon recommendations from the Chief Executive Officer concerning individual performance, also determined the appropriate mix of short-term and long-term compensation for each of the other NEOs. The Compensation Committee’s goal is to more closely tie the executives’ compensation to Company performance and in Fiscal 2009 the NEOs’ overall compensation was above the median compensation for NEOs of similar position in the Compensation Surveys. The NEOs base salary was consistent with or below the median of the Compensation Surveys; however, because the Company’s performance was above the median, the NEOs incentive compensation increased the NEOs overall compensation above the median.

Elements of Compensation

     Annual Cash Compensation. The Company’s annual cash compensation for its executives consists of base salary and cash incentive bonuses.

     The total annual cash compensation levels of the respective executives reflect the varying duties and responsibilities of each individual executive’s position with the Company or a subsidiary, as appropriate, with consideration given to the executive’s individual performance and the relative size and complexity of each business unit, as well as the unit’s relative contribution to the consolidated financial condition and results of operation of the Company. As a general rule, the total annual cash compensation of executives employed by the Company is somewhat higher than cash compensation for executives of the subsidiary companies, primarily due to the higher level of responsibilities of the holding Company executives for the Company’s total performance. Generally, the total annual cash compensation paid to the Company’s executives is approximately the median of the range of total annual cash compensation provided by companies listed in the Compensation Surveys for both the Chief Executive Officer and the remaining executive officers.

     For Fiscal 2009, base salaries of the NEOs were reviewed and, on average, increases of 2.1% were provided. Base salary increases were based primarily on the Compensation Committee’s consideration of relevant market data, which revealed an increase in the median of the Compensation Surveys over the prior year, and each NEO’s achievement of personal performance objectives and corporate operating results during Fiscal 2009. The corporate operating results considered were primarily return on invested capital during the fiscal year calculated as net operating profit after tax divided by invested capital at the beginning of the fiscal year (“NOPAT Return”) and operating margins at each of the Company’s subsidiaries. The personal performance objectives vary for each NEO, but were primarily operational achievements tied to the performance of the operating company by which such NEO was employed (i.e., the Company, Harris Teeter, Inc. (“Harris Teeter”), the Company’s supermarket subsidiary, or American & Efird, Inc. (“A&E”), the Company’s textile subsidiary). These goals included achievement of financial projections for sales and operating profit, achieving a pre-determined number of new Harris Teeter stores opened, achieving a variety of specific productivity and operational goals at Harris Teeter, entering into certain international joint ventures at A&E to expand its global footprint, accelerating global and product diversification and growth and integration of recent acquisitions and consolidations at A&E. No particular weight is assigned to any particular performance goal, and the personal performance objectives considered by the Compensation Committee may change, depending on the needs of the Company. The Chief Executive Officer meets with the Compensation Committee and presents a set of personal objectives for the Compensation Committee to consider. After discussion, the Compensation Committee approves the personal objectives for the Chief Executive Officer. For all NEOs other than the Chief Executive Officer, the performance objectives are generally discussed between the respective NEO and the Chief Executive Officer, who then reviews them with the Compensation Committee. The Compensation Committee’s decision to increase the base salaries of some of the NEOs was based on a subjective review of the factors considered, and thus, there was not a specific threshold of achievement either for the operating results or for the personal objectives, above or below which necessarily the NEOs base salaries would be increased or decreased. The Compensation Committee does not determine the NEOs base salaries based on a formula or targeted performance in the same way as certain elements of the NEOs future compensation were determined. Furthermore, these increases provided base salaries generally consistent with the median of the Compensation Surveys.

2009 Base Salary Adjustment

Name	2008 Base Salary	2009 Base Salary	Increase	Percentage Increase
Dickson	$605,000	$620,000	$15,000	2.5%
Woodlief	$425,000	$435,000	$10,000	2.4%
Morganthall	$440,000	$452,500	$12,500	2.8%
Jackson	$295,000	$295,000	—	—

     Annual cash incentive plan awards (“Incentive Bonuses”) are provided to the NEOs through the Ruddick Corporation Cash Incentive Plan (the “Cash Incentive Plan”), which was approved by the shareholders at the Annual Meeting of Shareholders held on February 15, 2007. Awards under the Cash Incentive Plan link incentive pay to achievement of predetermined, objective performance goals. The Compensation Committee awards potential Incentive Bonuses to the NEOs based upon such NEOs’ level of responsibility within the Company or at the operating subsidiary, and the attainment of that potential compensation is based upon the performance of the Company or such operating subsidiary. In particular the Compensation Committee has set forth performance metrics for the Company, Harris Teeter and A&E based on information which the Compensation Committee deems most important to determining the performance of such entities. The footnotes to the 2009 Cash Incentive Plan Awards table identify the different performance metric thresholds which the NEOs would be required to meet in order to earn an Incentive Bonus under the plan.

      For Fiscal 2009, Incentive Bonuses for executives employed directly by the holding Company were based on NOPAT Return. With respect to an executive officer employed directly by Harris Teeter and A&E, the Incentive Bonus was based on operating profit margin for Harris Teeter and NOPAT Return for A&E. Generally, if the Company or a subsidiary, as applicable, achieves the predetermined minimum goals, which are approved by the Compensation Committee, executives are paid a predetermined percentage of their base salary as their Incentive Bonus. The percentage of base salary payable as Incentive Bonus increases as the operating profit margin or NOPAT Return increases relative to the predetermined performance goal. The Compensation Committee has the discretion to eliminate or reduce the Incentive Bonus payable to any or all of the NEOs in accordance with the Cash Incentive Plan.

     The Compensation Committee uses NOPAT Return and operating profit margin as performance measures for the Company and its operating subsidiaries because the Compensation Committee believes these measures are appropriate determinates of the Company’s and its operating subsidiaries’ success. NOPAT Return is a measure by which the Compensation Committee is able to determine the Company’s return on total invested capital (for all investors, including shareholders and debt holders). NOPAT Return effectively adjusts for the financing of a company and is a better measure of the operational performance of the business. By using NOPAT Return the Compensation Committee is able to determine the on-going operational success of the Company or A&E, as applicable. Operating profit margin is a measurement of what proportion of a company’s revenue is remaining after paying for all operating costs, specifically excluding financing costs. Operating profit margin provides a measure of how much a company earns (before interest and taxes) on each dollar of sales. If the operating profit margin is increasing the company is earning more per dollar of sales. In addition, the Compensation Committee has chosen these performance measures because the Compensation Committee believes these measures are used by third parties, such as investment banks, analysts and lenders, to judge the performance of the Company, its operating subsidiaries and their competitors, and these performance measures are utilized by the Company and its operating subsidiaries when evaluating their performance against their peers. Further, these measures are used to compensate various other employees at the Company and its operating subsidiaries.

     The following table describes the threshold and actual Incentive Bonuses that were payable to each of the NEOs for Fiscal 2009. Based on the actual Fiscal 2009 performance of the Company and its subsidiaries, NEOs were eligible for and received Incentive Bonuses for Fiscal 2009 in the aggregate amount of $1,156,742. The actual Incentive Bonuses payable to the NEOs for performance in Fiscal 2009 are reflected in the following table and in the Summary Compensation Table for 2009 and additional information regarding the Cash Incentive Plan awards for Fiscal 2009 may be found in the Grants of Plan-Based Awards Table for 2009. The difference in the potential Incentive Bonuses paid among the NEOs is reflective of the variance in the duties and responsibilities of the positions held by each NEO. This difference in potential Incentive Bonuses is influenced by the Compensation Committee’s assessment of the degree to which the NEO may directly influence either the Company’s business or the operating subsidiaries’ business, as applicable.

2009 Cash Incentive Plan Awards

		Threshold			Actual	Actual
	Threshold	Incentive	Threshold	Actual Fiscal	Incentive	Incentive
	Performance	Bonus (% of	Incentive Bonus	2009	Bonus (% of	Bonus
Name	Metric	Base Salary)	(in dollars)	Performance	Base Salary)	(in dollars)
Dickson	4% NOPAT	NA (1)	—	7.38% NOPAT	81.12	$502,944
	Return on			Return on
	Beginning			Beginning
	Invested Capital			Invested
	for the Company			Capital for the
Company
Woodlief	4% NOPAT	NA (2)	—	7.38% NOPAT	67.60	$294,060
	Return on			Return on
	Beginning			Beginning
	Invested Capital			Invested
	for the Company			Capital for the
Company
Morganthall	2% Operating	15	67,875	4.59%	79.50	$359,738
	Profit Margin for			Operating
	Harris Teeter			Profit Margin
for Harris
Teeter
Jackson	0% NOPAT	NA (3)	—	< 0% NOPAT	—	—
	Return on			Return on
	Beginning			Beginning
	Invested Capital			Invested
	for A&E			Capital for
A&E
____________________

(1)	An Incentive Bonus of 24% of his base salary would be earned by Mr. Dickson for each 1% NOPAT return on beginning invested capital for the Company above 4%. Increments of less than 1% would be calculated on a pro rata basis.

(2)	An Incentive Bonus of 20% of his base salary would be earned by Mr. Woodlief for each 1% NOPAT return on beginning invested capital for the Company above 4%. Increments of less than 1% would be calculated on a pro rata basis.

(3)	An Incentive Bonus of 8.75% of his base salary would be earned by Mr. Jackson for each 1% NOPAT return on beginning invested capital for A&E above 0%. Increments of less than 1% would be calculated on a pro rata basis.

     Long-Term Equity Incentive Compensation. The Company’s executive compensation program is intended to provide executives — who have significant responsibility for the management, growth and future success of the Company — with an opportunity to increase their ownership in the Company and thereby gain from any long-term appreciation in the Company’s stock. Historically, the Company provided long-term equity incentive compensation to its executives through the grant of stock options pursuant to its shareholder approved equity incentive plans. Beginning in Fiscal 2005, the Company began to utilize grants of restricted stock and performance shares, which are other award types that are available under the Company’s equity incentive plans.

     Generally, the Company plans its equity incentive award grant dates well in advance of any actual grant. The timing of the Company’s regular annual awards coincides with a scheduled meeting of the Board of Directors, which historically has been the first meeting of the Board of Directors in the new fiscal year. The grant date is established when the Board of Directors, acting upon the recommendation of the Compensation Committee, approves the grants and all key terms. Newly hired employees may receive equity incentive awards prior to the annual grant date upon the approval of the Compensation Committee. The Company does not coordinate the timing of equity incentive awards with the release of material non-public information.

     In Fiscal 2009, the Company granted restricted stock and performance shares to a broad range of management employees of the Company and its operating subsidiaries, including the NEOs. All of the Fiscal 2009 grants were made in November 2008 and generally each employee received a grant of equal amounts of restricted stock and performance shares. The restricted stock vests 20% per year on each of the first five anniversaries of the date of the award. The performance shares entitled each recipient to receive shares of restricted stock, only upon the achievement of certain performance objectives as described herein for Fiscal 2009. Restricted stock issued in satisfaction of performance shares vests 25% per year on each of the first four anniversaries of the issuance of the restricted stock. For executives employed by Harris Teeter, the issuances of restricted stock from performance shares were 100% subject to Harris Teeter meeting its operating profit projections for Fiscal 2009, along with the individual executive meeting his or her performance target for Fiscal 2009. For executives employed by A&E, the issuances of restricted stock from performance shares were 100% subject to A&E meeting its operating profit projections for Fiscal 2009. Issuances of restricted stock from performance shares to executives employed by the Company were dependent as to 90% of their performance shares on Harris Teeter meeting its operating profit projections and as to 10% of their performance shares on A&E meeting its operating profit projections, reflecting the relative size of the operating subsidiaries. For Fiscal 2009 the operating profit projection for Harris Teeter was $160.1 million, and for A&E it was $3.4 million.

     The performance share and restricted stock grants are designed to replace the option grants employees once received. The belief of the Compensation Committee is that the equity awards incentivize employees by tying their compensation to the value of the Company’s Common Stock. The performance share grants are designed to incent the broad range of management employees, including the NEOs, to achieve the annual operating profit projections which are provided to the Company’s Board of Directors. Historically, performance shares have been granted during the four years prior to Fiscal 2009 and in each of those years, the full amount of the award was earned by Harris Teeter executives and none of the awards have been earned by the A&E executives (resulting in holding company executives’ receipt of the portion of their awards attributable to Harris Teeter’s performance). The performance share awards for Fiscal 2009 are designed to be achievable by all of the participants in such award plans. Each company’s respective performance criteria are the same for all recipients of performance share awards of that company. The historical earned amounts are reflective of the strong results experienced by Harris Teeter over the past few years and the challenges faced by A&E in the competitive global textile and apparel industry. Reference is made to the Grants of Plan-Based Awards for 2009 table for more information regarding the equity award grants.

     The criteria considered by the Compensation Committee in granting restricted stock and performance shares to NEOs included relevant market data, level of responsibility or position with the Company or its subsidiaries, performance and length of employment. The Compensation Committee also considers the number of options, shares of restricted stock and performance shares previously granted to employees when approving new grants. The Company’s equity based incentive compensation awards are intended to provide executive officers a vested interest in the long-term financial performance of the Company and closely align the interests of the shareholders and executives, with the goal of increasing shareholder value in the Company. The vesting schedule utilized for both the restricted stock and performance shares is a retention feature designed to encourage long-term employment by executives.

2009 Restricted Stock Awards

Shares of Restricted Stock
Name	Awarded in FY 2009 (a)
Thomas W. Dickson	12,500
John B. Woodlief	6,250
Frederick J. Morganthall, II	6,250
Fred A. Jackson	4,500
____________________

(a)	These awards of restricted stock will vest 20% per year on each of the first five anniversaries of the date of the award.

2009 Performance Share Awards

	Maximum Shares of Restricted Stock	Shares of Restricted Stock
	Awardable in FY 2010, Contingent on	Awarded in FY 2010, Based on
Name	FY 2009 Performance	Actual FY 2009 Performance (d)
Thomas W. Dickson (a)	12,500	11,250
John B. Woodlief (a)	6,250	5,625
Frederick J. Morganthall, II (b)	6,250	6,250
Fred A. Jackson (c)	4,500	—
____________________

(a)	90% of award was contingent upon Harris Teeter meeting its operating profit projection for Fiscal 2009; 10% of award was contingent upon A&E meeting its operating profit projection for Fiscal 2009.

(b)	Award was contingent upon Harris Teeter meeting its operating profit projection for Fiscal 2009 along with the individual executive meeting his performance target for Fiscal 2009.

(c)	Award was contingent upon A&E meeting its operating profit projection for Fiscal 2009.

(d)	Once issued, these shares of restricted stock vest 25% per year on each of the first four anniversaries of the date of the issuance.

     Pension Plan and Supplemental Executive Retirement Plan. NEOs participate in the Ruddick Corporation Employees’ Pension Plan (the “Pension Plan”), a tax-qualified defined benefit retirement plan for eligible employees, on the same basis as other similarly situated employees. NEOs also participate in the Ruddick Supplemental Executive Retirement Plan (the “SERP”), which is an unfunded excess benefit plan maintained to supplement the benefits payable to participants (generally senior officers of the Company and its subsidiaries) under the Pension Plan. SERP participants, depending on length of service and vesting requirements, can become entitled to retirement payments inclusive of assumed pension, profit sharing and social security retirement benefits equal to up to 60% of a participant’s final average earnings. See “Compensation Discussion and Analysis—Pension Plan and SERP” for a more detailed discussion of the Pension Plan and the SERP. The Company historically viewed the Pension Plan as a basic component in retaining employees; however, the Company chose to freeze the plan as other programs were deemed a more effective and widely utilized method to compensate and retain employees. Effective September 30, 2005, the Company’s Board of Directors approved changes to the Pension Plan which froze participation and benefit accruals for all participants, with certain transition benefits provided to those participants that achieved specified age and service levels on December 31, 2005. These transition benefits were provided to the majority of the Pension Plan participants as determined on the date of the freeze. Each of the Company’s NEOs is entitled to these transition benefits and, as a result, the expected benefits to each under the SERP and Pension Plan were not substantially affected by the plan changes.

     Deferred Compensation Plan. The Company has a deferred compensation plan which allows eligible participants to forego the receipt of earned compensation for specified periods of time. Each of the NEOs is eligible to participate in this plan. Pursuant to this plan, compensation earned by participants (which is also reported in the summary compensation table) is deferred at the election of the plan participant. These deferred amounts and a Company match based upon the same formula applicable to deferrals made pursuant to the RRSP are credited to the individual’s account. The value of an individual’s account will increase or decrease based on the performance of the selected market investment alternatives elected by the participant of that plan.

     Perquisites and Other Benefits. The Company provides certain perquisites and other benefits to executive management where they generally either (i) meet the business needs of the organization, or (ii) provide a level of benefits commensurate with the group insurance plans offered to all employees to recognize limitations on wages. The Company believes that these types of benefits are highly effective in recruiting and retaining qualified executive officers because they provide the executive officer with longer term security and protection for the future. The Company believes that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive’s compensation package and furthers the Company’s goal of attracting, retaining and rewarding highly qualified executives. Furthermore, the Company believes that while the NEO could purchase such coverage individually, the superior purchasing power of the Company allows the Company to purchase the benefits in a more cost effective manner. The Company believes that all the perquisites have greater value to the executives than the cost to the Company to provide them, thus providing a return on the cost of providing such benefits. The Compensation Committee considers these other forms of compensation, as well as perquisites made available to executive officers, when setting annual base salary, incentive compensation and long-term incentive compensation. Additionally, the Company provides tax gross-up reimbursements to the NEOs for the value of certain of these benefits, in order to provide the NEOs with the full value of such benefits.

     Perquisites. The cost of certain golf and social club memberships is covered for executive officers, provided that the club membership provides for a business-use opportunity such as use of the facilities for functions and meetings, and client networking and entertainment. The country club membership reimbursements are provided to the NEOs to assist the NEOs in performing valuable client development activities for the Company. These benefits were grossed up for tax purposes.

     RRSP. The Company also maintains the RRSP in which executives and other employees are entitled to participate upon satisfaction of the eligibility requirements. The RRSP provides participants a specified Company match on a portion of their pay contributed to the RRSP in accordance with plan rules. The Company provides a match equal to 50% of the pay contributed to the RRSP up to 4% of pay (up to 5% of pay for participants employed by A&E, however, effective April 1, 2009, the Company suspended this match for all A&E participants), subject to certain limitations. The RRSP also provides eligible participants a Company-paid automatic retirement contribution. Based upon the employing company and age and service points, eligible participants will receive an annual automatic retirement contribution equal to between 1% and 5% of covered pay, subject to certain limitations.

     Disability Benefits. The Company generally provides income protection in the event of disability under group insurance plans for its employees. These group plans have limitations on income replacement and, as a result, highly compensated employees are not provided proportional income protection. Accordingly, alternative disability coverage is provided by the Company to certain members of executive management, including all NEOs, pursuant to the Executive Long Term Disability Plan. The amount of the premiums paid with respect to the Executive Long Term Disability Plan were grossed up for tax purposes.

     Life Insurance. The Company maintains a group universal insurance plan through the Key Employee Life Insurance Plan (the “KELIP”) which provides for life insurance coverage equal to two and one-half times an executive’s base salary. As part of the KELIP, the Company also makes a contribution into a cash value investment account on behalf of KELIP participants in the amount of 0%, 1.2% or 2.4% of base salary. All NEOs are in the 2.4% category. In addition, the Ruddick Corporation Executive Bonus Insurance Plan provides the Company’s executives with a whole life insurance policy as to which the Company makes the premium payments while the participant is employed by the Company. The amount of the premiums paid with respect to the Executive Bonus Insurance Plan were grossed up for tax purposes.

     Change-in-Control and Severance Agreements. The Company entered into Change-in-Control and Severance Agreements with the NEOs during Fiscal 2007. Please see the discussion of the Change-in-Control and Severance Agreements contained below in “Potential Payments Upon Termination of Employment or Change in Control.”

Deductibility of Compensation Expenses

     Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) generally limits the tax deductibility by the Company for compensation paid to the Chief Executive Officer and the other most highly compensated executive officers to $1 million per officer per year, unless it qualifies as “performance-based” compensation. To qualify as “performance-based,” compensation payments must satisfy certain conditions, including limitations on the discretion of the Compensation Committee in determining the amounts of such compensation. It is the Company’s current policy that, to the extent possible, compensation paid to its executive officers be deductible under Section 162(m) of the Internal Revenue Code. In furtherance of this policy, the Board of Directors has adopted, and the shareholders have approved, the Cash Incentive Plan and the Addendum. The Cash Incentive Plan and the Addendum have each been structured in a manner such that cash incentive payments and performance-based equity awards under each plan can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code.

Summary Compensation Table for 2009

						Change in
						Pension Value
						and
						Non-Qualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Thomas W. Dickson	2009	620,000	632,253	657	502,944	2,565,000	140,288	4,461,142
Chairman of the Board,	2008	605,000	562,094	5,741	627,264	—	141,975	1,942,074
President and Chief Executive	2007	555,000	353,008	15,154	514,152	417,000	99,701	1,954,015
Officer of the Company

John B. Woodlief	2009	435,000	319,729	394	294,060	929,000	134,434	2,112,617
Vice President—Finance and	2008	425,000	287,833	3,468	367,200	141,000	129,988	1,354,489
Chief Financial	2007	397,500	188,140	9,309	306,870	327,000	137,090	1,365,909
Officer of the Company

Frederick J. Morganthall, II	2009	452,500	338,496	394	359,738	1,785,000	114,313	3,050,441
President of Harris	2008	440,000	305,004	3,468	379,500	33,000	116,152	1,277,124
Teeter, Inc.	2007	390,000	195,624	9,080	318,825	421,000	98,048	1,432,577

Fred A. Jackson	2009	295,000	123,881	394	—	616,000	106,275	1,141,550
President of	2008	295,000	118,336	3,468	43,107	—	107,626	567,537
American & Efird, Inc.	2007	285,000	99,954	9,309	18,454	—	103,972	516,689
____________________

(1)	The aggregate dollar amount of the expense recognized in Fiscal 2009 for restricted stock and performance shares was determined in accordance with the provisions of FAS 123(R), but without regard to any estimated forfeitures related to service-based vesting provisions. For more information on the actual forfeitures, if any, for each of the NEOs listed in the table during Fiscal 2009, please refer to “2009 Performance Share Awards”. For more information on the outstanding shares of restricted stock held by the NEOs, please refer to “Outstanding Equity Awards at Fiscal Year-End for 2009”. The assumptions used in the calculation of these amounts are included in the note entitled “Stock Options and Stock Awards” in the Notes to Consolidated Financial Statements included within the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2009, except that for the purposes of this table the estimates of forfeitures related to service-based vesting conditions have been disregarded.

(2)	The aggregate dollar amount of the expense recognized in Fiscal 2009 for outstanding stock options was determined in accordance with the provisions of FAS 123(R), but without regard to any estimated forfeitures related to service-based vesting provisions. There were no actual forfeitures by any of the NEOs listed in the table during the fiscal year ended September 27, 2009. For more information on the outstanding stock options held by the NEOs, please refer to “Outstanding Equity Awards at Fiscal Year-End for 2009”. The assumptions used in the calculation of these amounts are included in the note entitled “Stock Options and Stock Awards” in the Notes to Consolidated Financial Statements included within the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2009, except that for the purposes of this table the estimates of forfeitures related to service-based vesting conditions have been disregarded.

(3)	This column represents Incentive Bonuses paid to the NEOs. In accordance with the Securities and Exchange Commission requirements, Incentive Bonuses paid are “performance-based” and therefore are reported in the Non-Equity Incentive Plan Compensation column. As described in the “Compensation Discussion and Analysis” section, such cash incentive bonuses are paid to the NEOs when specific performance measures are achieved and the payment is approved by the Compensation Committee. These amounts were paid in November 2009 with respect to the Company’s performance in Fiscal 2009.

(4)	The amounts listed are attributable to the change in actuarial present value for the Pension Plan and the SERP from September 29, 2008 through September 27, 2009. For a discussion of the assumptions underlying this valuation, please refer to the note to the table entitled “Pension Benefits for 2009”. The Company’s non-qualified deferred compensation plan does not provide above-market or preferential earnings on deferred compensation, and therefore, in accordance with Securities and Exchange Commission rules, there were no changes of value attributable to nonqualified deferred compensation earnings. A positive change in the actuarial present value of the benefits under the Pension Plan and the SERP can occur due to changes in the discount rate. Messrs. Dickson, Woodlief, Morganthall and Jackson had a positive change in the actuarial accrued present value of the benefits under the Pension Plan and the SERP in an amount equal to $1,233,000, $445,000, $961,000 and $372,000, respectively, due to a decrease in the discount rate from 7.90% for Fiscal 2008 to 5.75% for the Pension Plan and 5.60% in the SERP for Fiscal 2009.

(5)	All other compensation for each of the NEOs consists of the following:

	Thomas W.		Frederick J.
	Dickson	John B. Woodlief	Morganthall, II	Fred A. Jackson
Executive Bonus Insurance Plan ($)	26,108	47,100	34,338	44,594
Ruddick Retirement and Savings Plan ($)	16,400	13,580	13,800	12,510
Executive Long Term Disability Plan ($)	6,778	2,918	3,336	3,224
Key Employee Life Insurance Plan ($)	18,473	14,628	15,236	10,698
Country Club Dues (a)($)	8,100	—	—	—
Aircraft Usage (a)($)	9,977	—	—	—
Tax Reimbursement ($)	22,630	30,780	20,877	26,383
Dividends on unvested
Restricted Stock Awards ($)	27,422	14,048	14,826	6,048
Ruddick Corporation Flexible
Deferral Plan ($)	4,400	11,380	11,900	2,818
____________________

(a)	This amount represents the incremental value of perquisites reportable under the Securities and Exchange Commission rules.

Grants of Plan-Based Awards for 2009

		Estimated
		Future	Estimated	All Other
		Payouts Under	Future Payouts	Stock Awards:	Grant Date
		Non-Equity	Under Equity	Number of	Fair Value of
		Incentive Plan	Incentive Plan	Shares of Stock	Stock and
		Awards (1)	Awards (2)	or Units	Option Awards
Name	Grant Date	Threshold($)	Target(#)	(#)(3)	($)(4)
Thomas W. Dickson
Incentive Bonus	11/20/08	—	NA	NA	NA
Performance Shares	11/20/08	NA	12,500	NA	331,688
Restricted Stock	11/20/08	NA	NA	12,500	331,688
John B. Woodlief
Incentive Bonus	11/20/08	—	NA	NA	NA
Performance Shares	11/20/08	NA	6,250	NA	165,844
Restricted Stock	11/20/08	NA	NA	6,250	165,844
Frederick J. Morganthall, II
Incentive Bonus	11/20/08	67,875	NA	NA	NA
Performance Shares	11/20/08	NA	6,250	NA	165,844
Restricted Stock	11/20/08	NA	NA	6,250	165,844
Fred A. Jackson
Incentive Bonus	11/20/08	—	NA	NA	NA
Performance Shares	11/20/08	NA	4,500	NA	119,408
Restricted Stock	11/20/08	NA	NA	4,500	119,408
____________________

(1)	Amounts shown are estimated threshold payouts for Fiscal 2009 to the NEOs under the Cash Incentive Plan. Under the applicable performance criteria for the Company and each operating subsidiary, if the Company or operating subsidiary, as applicable, achieves the predetermined minimum goals, executives are paid a predetermined percentage of base compensation as Incentive Bonus. The percentage of base compensation payable as Incentive Bonus increases as the return or profit margin relative to the predetermined performance goal increases. The plans are discussed in greater detail in the “2009 Cash Incentive Plan Awards” table and the footnotes thereunder.

(2)	Amounts shown are estimated target number of performance shares awards that were granted in Fiscal 2009, assuming Harris Teeter and A&E each meet or exceed their respective operating profit projections, which are discussed in greater detail in the “Compensation Discussion and Analysis” section. For executives employed by Harris Teeter and A&E, issuances of performance shares were 100% subject to the applicable company meeting its respective operating profit projections for Fiscal 2009, and in the case of Harris Teeter, the individual executive meeting his performance target for Fiscal 2009, while issuances to holding Company executives were dependent as to 90% on Harris Teeter meeting its operating profit projections and as to 10% on A&E meeting its operating profit projections. If performance is achieved, these performance shares will be settled by payment of restricted stock that vests 25% per year on each of the first four anniversaries of the date which is one year after the date of the award.

(3)	Represents number of shares of restricted stock granted in Fiscal 2009. The restricted stock will vest 20% per year on each of the first five anniversaries of the date of the award.

(4)	Represents the fair value as of the grant date of performance shares awards or restricted stock awards, as the case may be, of such award determined pursuant to FAS 123(R). The grant date fair value for performance shares awards is based on the target award and the FAS 123(R) value of $26.535.

Outstanding Equity Awards at Fiscal Year-End for 2009

	Option Awards				Stock Awards
							Equity	Equity
							Incentive	Incentive
							Plan Awards:	Plan Awards:
						Market	Number of	Market or
					Number	Value of	Unearned	Payout Value
	Number of	Number of			of Shares	Shares or	Shares,	of Unearned
	Securities	Securities			or Units of	Units of	Units or Other	Shares, Units or
	Underlying	Underlying	Option		Stock That	Stock That	Rights That	Other Rights
	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not	Have Not	That Have
	Options (#)	Options (#)	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(1)	($)(2)	(#)(3)	($)(4)
Thomas W. Dickson	24,278	—	15.825	11/14/2011	57,126	1,520,694	12,500	332,750
	8,000	—	14.385	11/20/2012
	16,633	—	16.880	11/19/2013

John B. Woodlief	15,492	—	11.500	11/15/2010	29,266	779,061	6,250	166,375
	17,315	—	15.825	11/14/2011
	6,549	—	14.385	11/20/2012
	6,000	—	16.880	11/19/2010
	9,000	—	16.880	11/19/2013

Frederick J. Morganthall, II	3,000	—	16.880	11/19/2010	30,887	822,212	6,250	166,375

Fred A. Jackson	1,749	—	17.406	11/17/2009	12,600	335,412	4,500	119,790
	1,500	—	11.500	11/15/2010
	8,511	—	15.825	11/14/2011
	3,702	—	14.385	11/20/2009
	6,298	—	14.385	11/20/2012
	6,000	—	16.880	11/19/2010
	9,000	—	16.880	11/19/2013
____________________

(1)	A vesting schedule for each unvested restricted stock award, including performance shares awards that have been settled by payment of restricted stock due to the achievement of performance goals, is included herein:

		# of Shares
	Vesting Date	Vesting
Thomas W. Dickson	11/15/2009	5,313
	11/16/2009	8,044
	11/17/2009	2,132
	11/20/2009	2,500
	11/15/2010	5,312
	11/16/2010	8,044
	11/20/2010	2,500
	11/15/2011	5,313
	11/16/2011	5,156
	11/20/2011	2,500
	11/15/2012	5,312
	11/20/2012	2,500
	11/20/2013	2,500
		57,126

		# of Shares
	Vesting Date	Vesting
John B. Woodlief	11/15/2009	2,657
	11/16/2009	4,228
	11/17/2009	1,357
	11/20/2009	1,250
	11/15/2010	2,656
	11/16/2010	4,228
	11/20/2010	1,250
	11/15/2011	2,656
	11/16/2011	2,578
	11/20/2011	1,250
	11/15/2012	2,656
	11/20/2012	1,250
	11/20/2013	1,250
		29,266

Frederick J. Morganthall, II	11/15/2009	2,813
	11/16/2009	4,612
	11/17/2009	1,350
	11/20/2009	1,250
	11/15/2010	2,812
	11/16/2010	4,613
	11/20/2010	1,250
	11/15/2011	2,813
	11/16/2011	2,812
	11/20/2011	1,250
	11/15/2012	2,812
	11/20/2012	1,250
	11/20/2013	1,250
		30,887

Fred A. Jackson	11/15/2009	900
	11/16/2009	1,550
	11/17/2009	500
	11/20/2009	900
	11/15/2010	900
	11/16/2010	1,550
	11/20/2010	900
	11/15/2011	900
	11/16/2011	900
	11/20/2011	900
	11/15/2012	900
	11/20/2012	900
	11/20/2013	900
		12,600

(2)	Calculated by multiplying the unvested shares of restricted stock by the closing market price of Ruddick’s common stock on September 25, 2009, the last trading day in the fiscal year ended September 27, 2009 ($26.62) (the “Closing Market Price”).

(3)	Amounts shown are target number of performance shares granted in 2009, assuming Harris Teeter and A&E each meet or exceed their respective operating profit projections, which are discussed in greater detail in the “Compensation Discussion and Analysis” section. For executives employed by A&E, issuances of performance shares were 100% subject to A&E meeting its respective operating profit projections for Fiscal 2009, while issuances to holding Company executives were dependent as to 90% on Harris Teeter meeting its operating profit projections and as to 10% on A&E meeting its operating profit projections. For executives employed by Harris Teeter, issuances of Performance Shares were subject to Harris Teeter meeting its operating profit projections for Fiscal 2009 and the individual executive meeting his or her performance target for Fiscal 2009. If performance is achieved, the performance shares will be converted into restricted stock, which vests 25% per year on each of the first four anniversaries of the date of the issuance.

(4)	Calculated by multiplying the target number of performance shares by the Closing Market Price.

Option Exercises and Stock Vested for 2009

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
Thomas W. Dickson	5,000	51,050	12,675	344,960
John B. Woodlief	11,136	132,344	6,835	185,898
Frederick J. Morganthall, II	24,076	286,822	7,213	196,227
Fred A. Jackson	—	—	2,950	80,284
____________________

(1)	The value realized on exercise represents: (a) the difference between the Average Price on the day of exercise and the exercise price multiplied by the number of shares acquired on exercise, in the case of stock swaps, and (b) the actual gain realized in the case of cashless sale or cashless hold exercises.

(2)	The value realized represents the number of shares acquired on vesting multiplied by the Average Price on the day of vesting.

Pension Benefits for 2009(1)

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(2)	($)
Thomas W. Dickson	Pension Plan	29	888,000	—
	SERP	29	5,394,000	—
John B. Woodlief	Pension Plan	10	160,000	—
	SERP	10	2,134,000	—
Frederick J. Morganthall, II	Pension Plan	23	609,000	—
	SERP	23	4,367,000	—
Fred A. Jackson	Pension Plan	32	517,000	—
	SERP	32	1,551,000	—
____________________

(1)	For a discussion of the valuation methods and material assumptions applied in quantifying the present value of the current accrued benefit under each of the Pension Plan and SERP, please refer to the note entitled “Employee Benefit Plans” of the Consolidated Financial Statements included with the Company’s Annual Report on Form 10-K for the year ended September 27, 2009.

(2)	“Present Value of Accumulated Benefit” assumes the value of the benefit as of September 27, 2009 and assumes that the NEO will wait to receive any benefit thereunder until the NEO would have attained an age where such NEO would receive an unreduced benefit amount under such benefit plan.

     Pension Plan. The Pension Plan is a tax-qualified defined benefit retirement plan for eligible employees. Effective October 1, 2005 the Pension Plan was amended to limit participation in the Pension Plan to eligible employees of the Company and its subsidiaries who were employed on September 30, 2005. All of the NEOs are participants in the Pension Plan. Contributions to the Pension Plan are determined annually by the Retirement Plan Committee, the named fiduciary, based upon an analysis and recommendation from actuarial consultants who estimate the Plan’s total obligation to participants. For participants with age and service points as of December 31, 2005 equal to or greater than 45, their benefit accruals under the Plan after September 30, 2005 will be offset by the actuarial equivalent of the portion of their account balance under the RRSP that is attributable to automatic retirement contributions made by the Company after September 30, 2005, plus earnings and losses on such contributions. All NEOs had 45 points or more as of December 31, 2005. A participant’s normal annual retirement benefit under the Pension Plan at age 65 is an amount equal to 0.8% (0.6% for employees of American & Efird, Inc.) of the participant’s final average earnings multiplied by years of service at retirement, plus 0.6% of the participant’s final average earnings in excess of Social Security covered compensation multiplied by the number of years of service up to a maximum of thirty-five years. A participant’s final average earnings is the average annual cash compensation paid to the participant during the plan year, including salary, incentive compensation and any amount contributed to the RRSP, for the five consecutive years in the last ten years that produce the highest average.

     SERP. The Company also maintains the SERP. The SERP covers certain senior executive employees of the Company and participating subsidiaries, including the NEOs, as designated by its administrative committee. Under the SERP, participants who retire at normal retirement age (60) under the SERP, receive monthly retirement benefits equal to between 55% and 60% of the participant’s final average earnings times the participant’s accrual fraction and reduced by the participant’s (1) assumed Pension Plan Retirement Benefit, (2) assumed Social Security Benefit and (3) assumed profit sharing plan retirement benefit, if any. The final average earnings are the average annual earnings during the highest 3 calendar years out of the last 10 calendar years preceding termination of employment for all executives other than the executives of A&E for whom the final average earnings are the average of the 3 highest calendar years earnings during their employment. The accrual fraction is a fraction, the numerator of which is the years of credited service, the denominator of which is 20, and which may not exceed 1.0. The benefits payable under the SERP are payable for the participant’s lifetime with an automatic 75% survivor benefit payable to the participant’s surviving eligible spouse for his or her lifetime. Participants are eligible to receive an early retirement benefit upon termination of employment, other than on account of death, after attaining age 55 and completing 10 years of credited service. The amount of early retirement benefit is the monthly retirement benefit reduced by 0.4167% for each month by which payment begins before normal retirement age.

Non-Qualified Deferred Compensation for 2009

				Aggregate
				Withdrawals
	Executive	Registrant	Aggregate	and/or	Aggregate
	Contributions	Contributions	Earnings (loss)	Distributions	Balance at
	in Last Fiscal	in Last Fiscal	in Last Fiscal	in Last Fiscal	Last Fiscal
	Year	Year	Year	Year	Year End
Name	($)	($)	($)	($)	($)
Thomas W. Dickson	—	4,400	8,808	—	134,888
John B. Woodlief	121,134	11,381	(62,014)	235,512	448,081
Frederick J. Morganthall, II	20,000	11,900	(13,281)	—	134,947
Fred A. Jackson	—	2,818	40	—	13,896

     Non-Qualified Defined Contribution Plan. The Company maintains the Ruddick Corporation Flexible Deferral Plan (the “Non-Qualified Defined Contribution Plan”). This plan is an unfunded, excess benefit plan that provides certain highly compensated employees, including the NEOs, the opportunity to defer the receipt and taxation on a portion of their annual compensation. The purpose of this Non-Qualified Defined Contribution Plan is to allow deferral of a portion of the participants’ annual base salary and Incentive Bonus and to supplement the benefits under the tax-qualified retirement plans to the extent that such benefits are curtailed by the application of certain limits imposed by the Code (e.g., Code Section 402(g) and Code Section 414 limitations). During Fiscal 2009, eligible employees were permitted to defer up to 50% of their base salary and up to 90% of their Incentive Bonus payment in the Non-Qualified Defined Contribution Plan. Cash compensation is eligible for deferral unless prohibited under Code Section 409A, subject to plan limits. Plan participants may choose deemed investments in the Non-Qualified Defined Contribution Plan that represent choices that span a variety of diversified asset classes. No contributions may be used to purchase Ruddick common stock. Participants make an election for each year’s deferral election regarding the timing of plan distributions, subject to limitations under the plan and Code Section 409A. A participant may elect up to five (5) in-service accounts and one (1) retirement account for payment of deferral contributions, subject to plan limitations. Each in-service account will be paid in accordance with the respective election in lump-sum or installments and in the year elected, subject to restrictions imposed by Code Section 409A. The Non-Qualified Defined Contribution Plan also allows for an in-service hardship withdrawal based on facts and circumstances that meet Internal Revenue Service and plan guidelines.

Potential Payments Upon Termination of Employment or Change in Control

     After reviewing market trends, including information prepared by a consultant, the Company entered into Change-in-Control and Severance Agreements with the NEOs during Fiscal 2007. The Company determined to enter into the Change-in-Control and Severance Agreements with the NEOs because the Company believed that these agreements would ensure that the NEOs were incentivized to achieve the greatest possible return for the Company’s shareholders, including through a potential change in control transaction, irrespective of a loss of their own position in connection with such a transaction. The Compensation Committee was presented data that a majority of public companies surveyed by the compensation consultant entered into similar agreements with their executives. A second goal of the Compensation Committee in entering into the Change-in-Control and Severance Agreements was to aid in the retention of the Company’s NEOs and to give them protections and benefits similar to executives at other companies. The Compensation Committee also considered the cost to the Company of replacing the NEOs in the event of a change in control. The Compensation Committee and the Company believed it was important for the Change-in-Control and Severance Agreements to contain provisions which would prohibit the NEOs from competing against the Company or soliciting the Company’s employees or clients following their termination, other than following a change in control. These provisions protect the Company from any such actions by tying the benefits the NEO would receive upon such termination of employment, to the continued adherence to the agreement.

     The Compensation Committee considered the information contained in the study and asked the consultant to provide a recommendation concerning the terms of such change in control and severance agreements provided by such companies. The consultant recommended that the Company enter into agreements with the NEOs on terms substantially similar to those contained in the executed agreements. Based on the consultant’s recommendations and the data contained in the consultant’s study the Compensation Committee determined that the terms of the Change-in-Control and Severance Agreements were appropriate for the NEOs. The Compensation Committee presented those terms to the NEOs, and the NEOs accepted the terms as presented.

     The Change-in-Control and Severance Agreements are effective until the termination of the NEO’s employment with the Company, or until terminated by written agreement between the Company and the NEO. Under the terms of the Change-in-Control and Severance Agreements, a NEO is entitled to severance benefits only if the NEO’s employment is terminated by the Company prior to a “change in control” (as defined below)

transaction or after twenty-four (24) months following a “change in control” transaction. The following is a summary of the severance benefits the NEOs are expected to receive under the Change-in-Control and Severance Agreements:

  For Messrs. Dickson and Woodlief, a single lump sum payment in an amount equal to (i) if terminated other than for “cause” (as defined below), death or disability, two (2) times the sum of his base salary plus the greater of (a) his “severance accrued bonus” (as defined below) or (b) the average of his total bonus payments for the prior three full fiscal years ending on or before his termination, and (ii) if terminated other than for “cause”, a pro-rated portion of his “severance accrued bonus”.

  For Messrs. Morganthall and Jackson, a single lump sum payment in an amount equal to (i) if terminated other than for “cause”, death or disability, one and one-half (1.5) times the sum of his base salary plus the greater of (a) his “severance accrued bonus” or (b) the average of his total bonus payments for the prior three full fiscal years ending on or before his termination, and (ii) if terminated other than for “cause”, a pro-rated portion of his “severance accrued bonus”.

     The following is a summary of the change in control benefits the NEOs are expected to receive under the Change-in-Control and Severance Agreements if the NEO’s employment terminates at any time within twenty-four (24) months following a “change in control” transaction:

  For Messrs. Dickson and Woodlief, (i) if terminated by the Company other than for “cause”, death, or disability, or by the NEO for “good reason” (as defined below), a single lump sum payment in an amount equal to 2.99 times the sum of his base salary plus the greater of (a) his “CIC accrued bonus” (as defined below) or (b) his “CIC average prior bonus payments” (as defined below), and (ii) if terminated by the Company other than for “cause”, or by the NEO for “good reason” the pro-rated portion of his “CIC prorated bonus” (as defined below). This pro-rated portion of his “CIC prorated bonus” payment shall be in addition to any pro-rated bonus such NEO may be entitled, during the period following a “change in control” transaction through the termination of his employment.

  For Messrs. Morganthall and Jackson, (i) if terminated by the Company other than for “cause”, death, or disability, or by the NEO for “good reason”, a single lump sum payment in an amount equal to 2.5 times the sum of his base salary plus the greater of (a) his “CIC accrued bonus”, or (b) his “CIC average prior bonus payments” and (ii) if terminated by the Company other than for “cause”, or by the NEO for “good reason”, a pro-rated portion of his “CIC prorated bonus”. This pro-rated portion of his “CIC prorated bonus” payment shall be in addition to any pro-rated bonus such NEO may be entitled, during the period following a “change in control” transaction through the termination of his employment.

     In the event a NEO’s employment is terminated by the Company either before or after a “change in control” other than for “cause”, or by the NEO for “good reason”, such NEO is also entitled to a payment of a bonus under the Addendum based upon the Company’s actual performance up to the date of termination of such NEO’s employment. This bonus shall be the shares, or the cash equivalent, of the performance shares that were awarded to the NEO, subject to the achievement of certain performance criteria, prior to the termination of the NEO’s employment. The shares received shall be fully vested.

     In addition, in the event a NEO’s employment is terminated by the Company either before or after a “change in control” other than for “cause”, death or disability, or by the NEO for “good reason”, each such NEO is entitled to continue certain employee benefits, including medical/dental, disability and life insurance coverage, for a period of time following a termination within 24 months of “change in control”. The period of continued benefits shall be 36 months for Messrs. Dickson and Woodlief and 30 months for Messrs. Morganthall and Jackson. Alternatively, each such NEO is entitled to continue certain employee benefits, including medical/ dental, disability and life insurance coverage, for a different period of time following a termination before a “change in control” or more than 24 months after a “change in control”. The period of continued benefits shall be 24 months for Messrs. Dickson and Woodlief and 18 months for Messrs. Morganthall and Jackson. A NEO may elect to waive these benefits and in lieu thereof receive a single lump sum payment, equal to the Company’s costs in providing such benefits, including any related tax gross-up, if applicable.

     If it is determined that any payment or distribution will be subject to the excise tax imposed under Internal Revenue Code Section 280G, then the NEO may be entitled to receive an additional payment or “gross up” to ensure that their severance payments are kept whole as follows:

  For Messrs. Dickson and Woodlief, there is an unconditional gross-up to cover 280G excise tax, but not ordinary tax obligations;

  For Messrs. Morganthall and Jackson, there is a conditional gross-up to cover 280G excise tax, but not ordinary tax obligations. The “change in control” benefit payments for Messrs. Morganthall and Jackson are capped at the 280G threshold if the safe harbor is exceeded by 10% or less (the “280G Cap”).

     When used in the Change-in-Control and Severance Agreements, “severance accrued bonus” means an amount based upon the current bonus schedule provided in the Cash Incentive Plan, calculated (i) utilizing the Company’s annualized NOPAT return on the Company’s invested capital in the case of each of Messrs. Dickson and Woodlief, (ii) utilizing A&E’s annualized NOPAT return on invested capital of A&E in the case of Mr. Jackson or (iii) utilizing operating profit margin of Harris Teeter in the case of Mr. Morganthall, for the cumulative fiscal period-to-date as of the end of the most recent fiscal quarter ending on or before such NEO’s termination.

     When used in the Change-in-Control and Severance Agreements, “CIC accrued bonus” means a bonus payment based upon the current bonus schedule provided in the Cash Incentive Plan, calculated utilizing (a) the Company’s annualized NOPAT return on the Company’s invested capital in the case of each of Messrs. Dickson and Woodlief (b) A&E’s annualized NOPAT return on invested capital of A&E in the case of Mr. Jackson or (c) operating profit margin of Harris Teeter for Mr. Morganthall, for the fiscal period-to-date as of the most recent fiscal quarter ending on or before either: (1) the date of such NEO’s termination or (2) the date of the “change in control” transaction; provided that the date which shall be used shall be the date that produces the greater payment to the NEO.

     When used in the Change-in-Control and Severance Agreements, “CIC average prior bonus payments”, means the greater of the average of a NEO’s total bonus payments for the prior three full fiscal years ending (1) on or before such NEO’s termination or (2) on or before the “change in control” transaction.

     When used in the Change-in-Control and Severance Agreements, “CIC prorated bonus”, means a bonus payment calculated utilizing (a) the Company’s annualized NOPAT return on the Company’s invested capital in the case of each of Messrs. Dickson and Woodlief (b) A&E’s annualized NOPAT return on invested capital of A&E in the case of Mr. Jackson or (c) operating profit margin of Harris Teeter for Mr. Morganthall, calculated for the portion of the fiscal year period to date as of the most recent fiscal quarter ending on or before the “change in control” transaction.

     When used in the Change-in-Control and Severance Agreements, “cause” means the termination of the NEO due to (a) fraud; (b) embezzlement; (c) conviction or other final adjudication of guilt of the NEO of any felony; (d) a material breach of, or the willful failure to perform and discharge such NEO’s duties, responsibilities and obligations under their Change-in-Control and Severance Agreement; (e) any act of moral turpitude or willful misconduct intended to result in personal enrichment of the NEO at the expense of the Company, or any of its affiliates or which has a material adverse impact on the business or reputation of the Company or any of its affiliates; (f) intentional material damage to the property or business of the Company; or (g) gross negligence. The determination of “cause” under (d), (e), (f) and (g) shall be made by the Board of Directors in its reasonable judgment.

     When used in the Change-in-Control and Severance Agreements, “good reason” shall mean the termination by the NEO of the NEO’s employment with the Company within the two (2) year period following a “change in control” which is due to (i) a material diminution of responsibilities, or working conditions, or duties, or in the case of Messrs. Dickson and Woodlief, ceasing to be the CEO or CFO, respectively, of a publicly traded company;

(ii) a material diminution in base salary or potential incentive compensation; (iii) a material negative change in the terms or status of the Change-in-Control and Severance Agreement; or (iv) a forced relocation of the NEO outside of a 30 mile radius of the intersection of the Trade and Tryon Streets in Charlotte, North Carolina.

     When used in the Change-in-Control and Severance Agreements, a “change in control” means a “change in ownership”, a “change in effective control”, or a “change in the ownership of substantial assets” of a corporation as generally described in Treasury Regulation Section 1.409A-3(i)(5) and as specifically described in the Change-in-Control and Severance Agreements.

     Pursuant to the Change-in-Control and Severance Agreements, except in the event the NEO’s employment terminates following a “change in control”, each NEO has agreed that during the term of the Change-in-Control and Severance Agreements and for a period of 24 months thereafter, the NEO shall not directly or indirectly enter into an employment relationship or a consulting arrangement (or other economically beneficial arrangement) with any competitor of the Company, as defined in each NEO’s respective Change-in-Control and Severance Agreement. In addition, each NEO has agreed not to solicit, induce or attempt to induce any employee of the Company to leave the employ of the Company or to solicit or induce or attempt to induce or interfere with the relationship between any customer, supplier, or other person or entity in a business relation with the Company during the same period.

     Furthermore, under the terms of the 2002 Comprehensive Stock Option and Award Plan (the “Comprehensive Award Plan”), in the event of a change in control of the Company, as defined in the Comprehensive Award Plan, if all options or restricted stock are not converted, assumed, or replaced by a successor, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse and all restricted stock shall become deliverable, unless otherwise provided in any award agreement or any other written agreement entered into with a NEO. The options shall remain exercisable for the remaining term of such option.

     Accrued and Vested Benefits. Each of the NEOs has accrued various benefits under the Company’s compensation programs and retirement and other broad-based employee benefit plans. Many of these benefits and awards are fully vested and each of the NEOs would receive all of their vested benefits and awards in the event that their employment with the Company ends for any reason, including termination by the Company.

     The table herein summarizes the accrued and vested benefits that each of the NEOs would be entitled to, assuming termination by the NEO from the Company on September 27, 2009, not related to a “change in control” transaction and not due to death or disability.

	Thomas W.		Frederick J.
	Dickson	John B. Woodlief	Morganthall, II	Fred A. Jackson
Vested SERP ($)(1)	—	2,168,000	4,581,000	1,581,000
Vested Pension Benefit ($)(1)	420,000	186,000	448,000	585,000
Vested Deferred
Compensation Balance ($)	134,887	448,080	134,947	13,896
Vested Stock Options (2) ($)	521,966	647,381	29,220	399,121
____________________

(1)

The amount for the SERP and Pension Benefit represents the actuarial present value of the benefit. The NEO may not be able to receive any payments pursuant to the Pension Plan or SERP until such NEO has reached the required qualifying age.

(2)

Incentive Stock Options and Non-qualified Stock Options (together “Stock Options”) granted prior to 2003 terminate immediately upon termination of employment, and thus would have to be exercised upon termination of employment. Stock Options granted in or after 2003 are exercisable for three (3) months after termination of employment, other than for cause. For the purpose of this table, it is assumed that all vested Stock Options are exercised on the last business day on or before September 27, 2009, and the value of such vested Stock Options is calculated by multiplying the number of options by the difference between the exercise price and the Closing Market Price.

     Death. The table herein summarizes the incremental benefits (beyond the accrued and vested benefits) that each of the NEOs would be entitled to, assuming their death occurred on September 27, 2009.

	Thomas W.		Frederick J.
	Dickson	John B. Woodlief	Morganthall, II	Fred A. Jackson
Incentive Bonus Payments ($)	502,944	294,060	359,738	—
Accelerated Equity Awards (1) ($)	1,820,507	928,967	988,775	335,412
Accelerated (Reduced) SERP ($)	4,609,000	(573,000)	(1,371,000)	(479,000)
Accelerated (Reduced) Pension Benefit ($)	(236,000)	(115,000)	(261,000)	(334,000)
____________________

(1)

The value of the accelerated equity awards is composed of restricted stock awards and performance share awards. The value of the restricted stock awards is calculated by multiplying the number of accelerated shares by the Closing Market Price. The value of the performance share awards is calculated by multiplying the number of accelerated shares by the Average Price on the last business day prior to the assumed termination of service date in accordance with plan administration rules.

     Disability. The table herein summarizes the incremental benefits (beyond the accrued and vested benefits) that each of the NEOs would be entitled to, assuming their disability occurred on September 27, 2009.

	Thomas W.		Frederick J.
	Dickson	John B. Woodlief	Morganthall, II	Fred A. Jackson
Incentive Bonus Payments ($)	502,944	294,060	359,738	—
Accelerated Equity Awards (1) ($)	1,820,507	928,967	988,775	335,412
Accelerated SERP ($)	8,338,000	74,000	485,000	20,000
Accelerated (Reduced) Pension Benefit ($)	(45,000)	(26,000)	(58,000)	(68,000)
____________________

(1)

The value of the accelerated equity awards is composed of restricted stock awards and performance share awards. The value of the restricted stock awards is calculated by multiplying the number of accelerated shares by the Closing Market Price. The value of the performance share awards is calculated by multiplying the number of accelerated shares by the average of the high and low trading price on the last business day prior to the assumed termination of service date in accordance with plan administration rules.

     Termination Without Cause. The table herein summarizes the incremental benefits (beyond the accrued and vested benefits) that each of the NEOs would be entitled to, assuming their termination by the Company on September 27, 2009, prior to a “change in control” or more than twenty-four (24) months following a “change in control” other than for “cause”, death, or disability.

	Thomas W.		Frederick J.
	Dickson	John B. Woodlief	Morganthall, II	Fred A. Jackson
Severance Benefit (1) ($)	2,336,240	1,515,420	1,218,356	473,281
Incentive Bonus Payments (2) ($)	502,944	294,060	359,738	—
Health and Welfare Benefits (3) ($)	149,181	200,489	115,076	135,070
____________________

(1)	The value of the severance benefit is calculated in accordance with and payable under the terms of their Change-in-Control and Severance Agreement.

(2)	The value of the Incentive Bonus payment is calculated in accordance with and payable under the terms their Change-in-Control and Severance Agreement.

(3)	This represents the aggregate estimated net cost to the Company of health and welfare benefits provided to each NEO under the terms of their Change-in-Control and Severance Agreement.

     Termination Following a Change in Control or Resignation For Good Reason. The table herein summarizes the incremental benefits (beyond the accrued and vested benefits) that each of the NEOs would be entitled to, assuming their termination occurred on September 27, 2009 concurrent with a “change in control” transaction.

	Thomas W.		Frederick J.
	Dickson	John B. Woodlief	Morganthall, II	Fred A. Jackson
Change In Control Benefit (1) ($)	3,492,679	2,265,553	2,030,594	788,801
Incentive Bonus Payments (2) ($)	502,944	294,060	359,738	—
Accelerated and Additional Portion
of SERP Benefits (3) ($)	9,661,000	1,240,000	814,000	151,000
Accelerated Equity Awards (4) ($)	1,820,169	928,799	988,587	335,412
Health and Welfare Benefits (5) ($)	223,772	300,734	191,794	225,116
Excise Tax (280G) Gross-up (6) ($)	7,019,634	1,812,859	1,356,248	—
____________________

(1)	The value of the Change in Control Benefit is calculated in accordance with and payable under the terms of their Change-in-Control and Severance Agreement.

(2)	The value of the Incentive Bonus payment is calculated in accordance with and payable under the terms of their Change-in-Control and Severance Agreement.

(3)

The value of the accelerated and additional portion of SERP Benefits reflects accelerated vesting in the case of Mr. Dickson. It also reflects accelerated commencement of benefit payments without accrued benefit reduction and additional service accrual for all NEOs, and it is valued using the discount rate and method prescribed for the 280G calculations.

(4)	The value of the accelerated equity awards is calculated by multiplying the number of accelerated restricted stock and performance shares by the Closing Market Price.

(5)

The value of the health and welfare benefits represents the aggregate estimated net cost to the Company of health and welfare benefits provided to each NEO under the terms of their Change-in-Control and Severance Agreement.

(6)

Mr. Jackson is subject to the 280G Cap as described previously in the “Potential Payments Upon Termination of Employment or Change in Control” section which results in no excise tax gross-up payment being made to him, and instead requires a $14,370 reduction in the amount of aggregate incremental benefits otherwise payable him. The amounts shown in this table do not reflect this required $14,370 reduction.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Company has affirmed to the New York Stock Exchange that the Board of Directors has determined that all members of the Audit Committee are “independent” as defined in the New York Stock Exchange Listed Company Manual.

     Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent auditors, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Board in Rule 3200T and No. 114, “The Auditor’s Communication With Those Charged With Governance.”

     The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

     Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2009.

SUBMITTED BY THE AUDIT COMMITTEE

John P. Derham Cato
Anna Spangler Nelson
Harold C. Stowe
William C. Warden, Jr.

PROPOSAL 2

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has retained KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2010. Although the Audit Committee has the sole authority to select and appoint the independent registered public accounting firm, we deem it advisable to obtain your ratification of this appointment. In recommending to the Board of Directors that KPMG LLP be retained as the Company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by KPMG LLP was compatible with maintaining KPMG LLP’s independence and concluded that it was.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Vote Required

     The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the shareholders holding a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

     The Board of Directors recommends that the shareholders vote for the ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending October 3, 2010. If the shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider a change in independent registered public accounting firm for the next fiscal year.

Audit Fees

     The fees billed or incurred by KPMG LLP for services rendered to the Company for the fiscal years indicated were as follows:

	Fiscal Year Ended
	September 27, 2009	September 28, 2008
Audit Fees ($)	1,008,297	1,197,830
Audit Related Fees ($)	—	—
Tax Fees (1) ($)	489,655	451,537
All Other Fees ($)	—	—
____________________

(1)	These amounts were incurred entirely for tax compliance services for the respective fiscal years.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm

     The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent public accountants. As part of this responsibility, the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent public accountants in order to assure that they do not impair the accountant’s independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent public accountants must be pre-approved.

     Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If a permissible non-audit service is approved by the Chair or his designee, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the Securities and Exchange Commission’s rules on auditor independence and is compatible with maintaining KPMG LLP’s independence. All of the fees paid to KPMG LLP in Fiscal 2009 were pre-approved by the Audit Committee.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

     The Company’s Code of Business Conduct and Ethics provides that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of the Company and that transactions in which certain related persons may have a material interest must be disclosed to the Company. Related party transactions are reported to the Company’s Secretary in response to an annual written questionnaire, or by the parties involved from time to time, and reviewed by legal counsel for inclusion in the proxy statement as appropriate. The Company does not have a formal policy concerning the review, approval or ratification of related party transactions, however the Board of Directors considers any related party transactions on a case by case basis.

     During Fiscal 2009, Metro Marketing acted as a designated broker for Harris Teeter for several of its HT Trader® private label products and other specialty products. Metro Marketing, in its role as independent broker, performed various services on behalf of Harris Teeter including order placement, interface with manufacturers for product issues or product problems, marketing and retail support services and the development of new products. Third party manufacturers represented by Metro Marketing that provide these products to Harris Teeter are required to pay Metro Marketing a fee based upon the amount of product sold. Rush Dickson (the brother of Thomas W. Dickson) is the owner of Metro Marketing. During Fiscal 2009, Harris Teeter purchased approximately $19,361,000 of product from manufacturers represented by Metro Marketing resulting in fees of approximately $659,000 paid to Metro Marketing.

     John Dickson (the brother of Thomas W. Dickson) is the Director of Property Development for Harris Teeter and was paid an aggregate salary, bonus and taxable benefits of $145,668 during Fiscal 2009.

     Effective May 1, 2002, Alan T. Dickson and R. Stuart Dickson (the father of Thomas W. Dickson) (collectively, the “Retired Executives”) retired from the Company as executive officers, but retained their positions on the Board of Directors as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors, respectively. At that time, the Retired Executives became eligible to receive retirement benefits earned during their employment with the Company. The targeted aggregate annual retirement benefit for each of the Retired Executives pursuant to the SERP, Pension Plan and Social Security was $241,573. In addition, beginning in January 2003 each of Alan T. Dickson and R. Stuart Dickson began to receive monthly payments for a fifteen-year period pursuant to, and in accordance with the terms of, an historical deferred compensation plan in the amounts of $26,315 and $19,899, respectively.

     Effective March 31, 2006, Thomas W. Dickson was elected the new Chairman of the Board of Directors and Alan T. Dickson and R. Stuart Dickson retired from their positions as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors, respectively. As described herein, since the Retired Executives have retired from their respective leadership positions on the Board of Directors, effective March 31, 2006, they stopped receiving the benefits relating to their service as Chairman of the Board of Directors and Chairman of the Executive Committee. However, in recognition of each of their 38 years of service as Company executives and their invaluable contributions to the Company, upon the approval of the Board of Directors, the Company entered into a new Supplemental Executive Retirement Plan with each of Alan T. and R. Stuart Dickson (together, the “March 2006 Retirement Plans”) that provides each an annual life-time payment in the amount of $98,000, paid in equal monthly installments. Each of the March 2006 Retirement Plans became effective as of March 31, 2006, and the first of the monthly payments began on April 1, 2006. Each of the Retired Executives has been permitted to continue to use the Company’s parking facilities and administrative support for personal purposes, but is required to reimburse the Company for such usage. Consistent with past practice, each of them may also request to use Company aircraft for personal purposes, subject to availability and approval by the Company. No reimbursement to the Company was historically required for such use, nor is reimbursement currently required or expected to be required in the future. However, IRS regulations require reporting of such use as taxable income to the individual, determined in accordance with rates prescribed by those regulations. The Retired Executives will continue to receive the retirement benefits earned as employees with the Company and, as long as they continue as non-employee directors of the Company, each will continue to receive the annual fees, meeting fees and other compensation that the Company pays its non-employee directors from time to time. R. Stuart Dickson retired as a non-employee director at the 2008 annual meeting of shareholders.

     See “Compensation Discussion and Analysis—Potential Payments Upon Termination of Employment or Change in Control” included herein for a more detailed discussion of agreements with the NEOs.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     None of the individuals that served as a member of the Compensation Committee during Fiscal 2009 were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires the Company’s directors and executive officers to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. To the Company’s knowledge, based solely on a review of such copies or written representations relating thereto, insiders of the Company complied with all filing requirements for the fiscal year, except for a Form 4 for each of Thomas W. Dickson, Frederick J. Morganthall, II, Ronald H. Volger and John B. Woodlief, each relating to one transaction, all of which were filed by the Company on their behalf in an untimely manner due to administrative error.

SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2011 Annual Meeting of Shareholders is August 30, 2010. Any shareholder proposal to be submitted at the 2011 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement), including nominations for election to the Board of Directors, must also comply with Article III, Section 12 of the Company’s Bylaws, which requires that a shareholder give written notice to the Company not later than the 45th day prior to the first anniversary of the date the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders. Shareholder proposals submitted at the 2011 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) will not be considered timely unless the notice required by the Bylaws is delivered to the Secretary of the Company not later than November 13, 2010.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The Securities and Exchange Commission rules permit registrants to send a single Notice to any household at which two or more shareholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the Notice, or wish to revoke your decision to household, and thereby receive multiple Notices. Those options are available to you at any time.

ANNUAL REPORT

     We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on November 20, 2009. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Shareholders may also obtain a copy of these reports, without charge, upon request to: Ruddick Corporation, 301 South Tryon Street, Suite 1800, Charlotte, North Carolina 28202, Attention: Secretary of the Corporation.

OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxies in accordance with their best judgment.

By order of the Board of Directors

Douglas J. Yacenda
Secretary

RUDDICK CORPORATION 301 S. TRYON STREET SUITE 1800 CHARLOTTE, NC 28202
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by Broadridge no later than the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M18444-P87609	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RUDDICK CORPORATION			For	Withhold	For All
			All	All	Except
The Board of Directors recommends that you vote FOR all nominees: Vote on Directors			☐	☐	☐
1.	Election of the following ten nominees as Directors listed below to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.
Nominees:
	01)	John R. Belk	06) Bailey W. Patrick
	02)	John P. Derham Cato	07) Robert H. Spilman, Jr.
	03)	Thomas W. Dickson	08) Harold C. Stowe
	04)	James E. S. Hynes	09) Isaiah Tidwell
	05)	Anna Spangler Nelson	10) William C. Warden, Jr.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposal		For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:
2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 3, 2010.	☐	☐	☐

3.	The proxies are authorized to act upon any other business which may properly be brought before said meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated December 28, 2009, and the Proxy Statement furnished therewith.

Please be sure to sign and date this Proxy.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a  partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

RUDDICK CORPORATION

February 18, 2010

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided.
M18445-P87609
RUDDICK CORPORATION
ANNUAL MEETING, FEBRUARY 18, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Ruddick Corporation, a North Carolina corporation, hereby constitutes and appoints Thomas W. Dickson, John B. Woodlief, and Douglas J. Yacenda, and each of them, attorneys and proxies, with full power of substitution, to act for and on behalf of the undersigned to vote all shares of Ruddick Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina on Thursday, February 18, 2010, at 10:00 A.M., local time, and any adjournment or adjournments thereof, as set forth on the reverse side.

This proxy card, when signed and returned, will also constitute voting instructions to T. Rowe Price Trust Company to vote or cause to be voted the shares held by T. Rowe Price Trust Company for the account of the undersigned in the Ruddick Retirement and Savings Plan. If this proxy card is not returned, or is returned unsigned, the shares will not be voted.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AND THIS PROXY CARD IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, IN FAVOR OF PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)